Certain information identified by [***] has been excluded from this exhibit because it is both (i) not material and (ii) of the type that the registrant treats as private or confidential. SHARE PURCHASE AGREEMENT entered into by and between EVERTEC BRASIL INFORMÁTICA S.A. as Buyer and TOTVS S.A. as Seller as intervening and consenting party: DIMENSA S.A. and, as guarantor: EVERTEC GROUP, LLC Dated February 2, 2026.

2 SHARE PURCHASE AGREEMENT This share purchase agreement (“Agreement”) is entered into on February 2, 2026 (“Execution Date”), by and between: On one side, (1) EVERTEC BRASIL INFORMÁTICA S.A., a Brazilian corporation (sociedade anônima), duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Rua Bela Cintra, No. 765, 9TH floor, Consolação, CEP 01415-003, enrolled with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. [***], herein represented in accordance with its bylaws (“Buyer” or “Evertec”); On the other side, (2) TOTVS S.A., a Brazilian corporation (sociedade anônima), duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Avenida Braz Leme, No. 1000, Casa Verde, CEP 02511-000, enrolled with the CNPJ/MF under No. [***], herein represented in accordance with its bylaws (“Seller” or “TOTVS”); (the Seller and the Buyer referred to individually as a “Party” and collectively as the “Parties”); As intervening and consenting party, (3) DIMENSA S.A., a Brazilian corporation (sociedade anônima), duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Rua Desembargador Euclides da Silveira, No. 232, Casa Verde, CEP 02511-010, enrolled with the CNPJ/MF under No. [***], herein represented in accordance with its bylaws (“Company”); And as guarantor, (4) EVERTEC GROUP, LLC, a corporation duly organized and validly existing under the laws of Puerto Rico, headquartered in the city of San Juan, Puerto Rico, at Highway 176, Kilometer 1.3, enrolled with CNPJ/MF under No. [***], herein represented in accordance with its bylaws (“Guarantor”). RECITALS: (A) On the Execution Date, the Company’s capital stock is divided into sixty-seven million, two hundred forty-four thousand, three hundred eighty-seven (67,244,387) common shares, all fully subscribed and paid-in (“Shares”), distributed between TOTVS and B3 S.A. – Brasil, Bolsa, Balcão, a Brazilian corporation (sociedade anônima), duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Praça Antônio Prado, No. 48, Centro, CEP 01.010-901, enrolled with the CNPJ/MF under No. [***] (“B3”), as follows: Shareholder Number of Shares Capital Stock % TOTVS 41,999,910 62.5 B3 25,244,477 37.5 Total 67,244,387 100

3 (B) Pursuant to the share purchase agreement entered into by and between TOTVS and B3 on February 2, 2026 (“B3 SPA”), TOTVS undertook to acquire all twenty-five million, two hundred forty-four thousand, four hundred seventy-seven (25,244,477) shares B3 holds in the Company’s capital stock (“B3 Shares”) and B3 undertook to sell all B3 Shares to TOTVS (“B3 Transaction”), subject to the satisfaction (or waiver, if applicable) of certain conditions precedent set forth therein; (C) Failure by the Parties to consummate the Transaction (as defined below) is a condition subsequent under the B3 SPA and, if such condition is verified, the B3 SPA shall be terminated and the B3 Transaction unwound; (D) As a result of the consummation of B3 Transaction, TOTVS shall become the sole shareholder of the Company, holding the Shares representing one hundred percent (100%) of the Company’s capital stock; and (E) Subject to the terms and conditions set forth in this Agreement, including the consummation of the B3 Transaction, the Seller wishes to sell to the Buyer, and the Buyer wishes to buy from the Seller, all the Shares (“Transaction”). NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties resolve to enter into this Agreement, which shall be governed by the following terms: 1 Definitions; Interpretation Rules 1.1 Definitions Capitalized terms, both in the singular and plural form, as the case may be, as used in this Agreement shall have the following meanings: “Affiliates” means, in relation to a certain Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, provided that any Person over which the Seller and/or the Buyer do not have effective Control or which is co‑controlled, i.e., in which a fifty percent (50%) equity interest is held and which does not grant sufficient powers to effectively Control such Person (including [***], and its direct or indirect subsidiaries or controlled companies), shall not be deemed an Affiliate, so long as the Seller and/or the Buyer do not have Control over such Person. “Anti-Corruption Law” means all anti-corruption, anti-bribery, fraud, kickback, anti- money laundering, anti-boycott, electoral, public bids and government contracts, conflict of interests in government or anti-terrorist-financing Laws, regulations or orders, in Brazil and in any other relevant jurisdictions applicable to the Seller, the Company and their Affiliates, including, without limitation, Decree-Law No. 2,848/1940, Law No. 9,504/1997, Law No. 8,429/1992 as amended by Law No. 14,230/2021, Law No. 12,850/2013, Law No. 12,846/2013, Decree-Law No. 8,420/2015, Law No. 12,813/2013 and Law No. 8,666/1993 as amended by

4 Law No. 14,230/2021 of the Federative Republic of Brazil, as any of the foregoing may be amended from time to time. “Base Date” means July 31, 2025. “BRL” means Brazilian Reais, the official currency in Brazil. “Business” means the business conducted by the Company and the Subsidiaries, as a whole, as of the Execution Date, which consists of consulting, advisory and software development services, licensing and use of proprietary and third-party software, data processing services and commercial representation activities. “Business Day” means any day, except for Saturdays, Sundays, holidays or any other day on which commercial banks are authorized by Law to remain closed in the City of São Paulo, State of São Paulo. “CADE” means the Administrative Council for Economic Defense of Brazil (Conselho Administrativo de Defesa Econômica). “Cash” means, as of a certain reference date, the consolidated amount of cash, cash equivalents and short-term financial investments of liquidity within ninety (90) days of the Company and all its Subsidiaries and any positive mark-to- market value related derivative, swap, or hedging transactions. “CDI Rate” means the daily average rate of interbank deposits, based on a year of two hundred and fifty-two (252) Business Days, calculated and disclosed daily by B3, or another reference rate of the Brazilian national financial system that may replace it. “Civil Code” means Law No. 10,406, of January 10, 2002, as amended. “Claim” means any claim, lawsuit, litigation, dispute, action, defense, appeal, suit, condemnation, audit, infraction notice, charge, complaint, demand (whether arbitral, civil, criminal, administrative, judicial, or otherwise) commenced, brought or conducted, by or before or with any Governmental Authority, Third-Party, arbitrator or other body. “Closing Cash” means the Cash as of the Closing Date. “Closing Debt” means the Debt as of the Closing Date. “Closing Working Capital” means the Working Capital as of the Closing Date. “Code of Civil Procedure” means Law No. 13,105, of March 16, 2015, as amended. “Control” means, in relation to a Person, the ownership, whether by

5 ownership of securities, contract or otherwise, of rights that assures, directly or indirectly: (i) the majority of the votes in the resolutions of such Person and (ii) the power to appoint the majority of the managers or directors of such Person, and the related terms “Controlled by”, “Controlling” or “under common Control with” shall be read accordingly. “Corporate Law” means Law No. 6,404, of December 15, 1976, as amended. “Cost Sharing Agreements” means (i) the “Contrato de Compartilhamento de Custos, Despesas e Outras Avenças”, entered into by and between the Company and TOTVS on July 30, 2021, (ii) the “Contrato de Compartilhamento de Custos e Outras Avenças” to be executed by and between the Seller and Quiver Desenvolvimento e Tecnologia Ltda. and Quiver Soluções de Tecnologia Ltda., with retroactive effect as of November 1st, 2024, substantially in accordance with the draft sent by email from the Seller to the Buyer on the Execution Date; and (iii) the “Contrato de Compartilhamento de Custos e Outras Avenças” to be executed by and between the Seller and RBM WEB - Sistemas Inteligentes Ltda., with retroactive effect as of February 1st, 2024, substantially in accordance with the draft sent by email from the Seller to the Buyer on the Execution Date. “CVM” means the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários). “Debt” means, as of a certain reference date, the consolidated and aggregate amount of (i) all outstanding principal, whether overdue or to mature, together with accrued interest, fines, penalties, and monetary adjustments and any other amounts due under financial indebtedness or debt securities or obligations arising under derivative, swap, or hedging transactions, which should be recorded at an amount equal to their negative mark-to-market value; (ii) all amounts payable under M&A transactions involving the Company and all its Subsidiaries, including, but not limited to, purchase price (and any installments thereof), deferred payments, bonuses, and any and all other outstanding obligations, net of any values, retained amounts, Escrow Accounts’ balances or guarantees related to these transactions; (iii) any acknowledgment of debt or confession; (iv) dividends, interest on equity, or other profit distributions or declared payments to shareholders or partners that have not been paid; (v) any amount related to retention/award of employees (including employees, officers, and service providers, such as extraordinary bonuses) due to the Transaction, including related expenses and taxes; and (vi) any obligations, whether contingent or not, that become

6 due as a result of the execution of this Agreement, the (or in order to ensure the) contracting or implementation of the Transaction and the obligations provided for herein or the performance of this Agreement, including, if applicable, any fines, fees, tariffs, waiver fees, or other amounts due to prepayment or early maturity as a result of the change of Control of the Company or of the Subsidiaries, as well as any Liens, Taxes, or resulting penalties and amounts owed to financial, legal, or any other advisors related to the Transaction. The items considered for the purposes of calculating the Debt shall not be considered for the purposes of calculating Working Capital, and vice versa. Exhibit 2.3.1 contains calculation of the Company’s and all its Subsidiaries’ Debt on the Base Date. “Employee” means all persons hired by the Company and/or its Subsidiaries under the employment regime governed by Brazilian Labor Law (Consolidação das Leis do Trabalho – CLT), enacted by Decree-Law No. 5,452, dated May 1, 1943, as amended. “Escrow Accounts” means the existing escrow accounts held by the Company, and any other escrows accounts to be opened by the Company between the Execution Date and the Closing Date, to cover Company’s obligations payable to Third- Parties related to potential earn-out payments and other deferred purchase price amounts, either in the event of the prepayment set forth in Section 5.1.5 or upon the timely payment of the M&A payables as provided in the relevant M&A agreements as applicable, in the context of the acquisition of equity interests by the Company in [***], which balances are indicated in Exhibit 7.9. Exhibit 7.9 shall be updated at the Closing Date to indicate any new escrow accounts opened by the Company between Execution Date and the Closing Date, and to indicate the balances of such escrow accounts at the Closing Date. “Financial Statement” means (i) the consolidated audited financial statements of the Company for the period ended December 31, 2024 and the related audited consolidated statements of operations and comprehensive loss, income, cash flows and changes in shareholders’ equity for the fiscal years then ended, including any related notes, schedules and other supplementary information attached thereto, and (ii) the consolidated unaudited interim financial statements of the Company for the period ended on the Base Date. “Fundamental Reps and Warranties” means the representations and warranties made by the Seller in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4 and 6.1.5, and the representations and warranties regarding the Company and

7 its Subsidiaries pursuant to Sections 6.2.1, 6.2.2, 6.2.3, 6.2.4, 6.2.5, 6.2.6, 6.2.14, 6.2.28, 6.2.29 and 6.2.31. “Governmental Authority” means any (i) government, federal, state, district, province, city, municipality or other political subdivision thereof in Brazil or any foreign jurisdiction having authority, (ii) entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, (iii) governmental authority, agency, department, board, tribunal, commission or instrumentality, state-owned or partially state-owned companies of Brazil or any foreign jurisdiction having authority, (iv) court, tribunal or arbitrator(s), and any governmental self-regulatory organization, including stock exchanges exercising authority, agency or authority in Brazil or any foreign jurisdiction, (v) diplomatic office or representation of Brazil or any jurisdiction, and (vi) public international organizations. “Governmental Official” means any Person who, even if temporarily or without compensation, holds a position, employment or function in any Governmental Authority, in Brazilian or foreign diplomatic representations, as well as in companies or other legal entities controlled, directly or indirectly, by the Brazilian government or of a foreign country, who is engaged in the public affairs of an international/inter-governmental organization, as well as any director or officer of public party, labor union, publicly held or funded foundation or association and political candidates, or is a candidate for public office or a leader of a political party, labor union, or professional council. “Indemnified Party” means either a Buyer's Indemnified Party or a Seller's Indemnified Party, as the case may be. “IFRS” means the International Financial Reporting Standards, as applied in Brazil, pursuant to the Corporate Law, the regulations of CVM, B3 and the Brazilian Board of Accountants (Comitê de Pronunciamentos Contábeis – CPC). “Independent Auditor” means any of the following accounting firms: EY Auditores Independentes, Deloitte Touche Tohmatsu Auditores Independentes, Grant Thornton Auditores Independentes and BDO RCS Auditores Independentes. “Intellectual Property Rights” means all rights, titles and interests, whether registered or unregistered, in and to: (i) patents, inventions, utility models and industrial designs; (ii) trademarks, service marks, trade names, trade dress, logos, domain names and other source identifiers, together with the goodwill associated therewith; (iii) copyrights and neighboring rights, including rights in

8 computer software (including all rights in Proprietary Systems), databases and other works of authorship; (iv) trade secrets, know-how, confidential information, technical information and proprietary processes; (v) applications, registrations, renewals and extensions relating to any of the foregoing; and (vi) any other intellectual or industrial property rights recognized under applicable Law, in each case in Brazil. “IPCA” means Extended Consumer Price Index, as released by the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística – IBGE). “Knowledge” means, with respect to any representation or warranty made to the “Knowledge” of a Person: (i) such Person shall be considered to have “knowledge” of a fact or other matter, if such Person is actually aware of such fact or other matter; and (ii) if such Person is a legal entity, such Person shall be considered to have “knowledge” of a fact or other matter, if any individual who is serving as its chief executive officer, chief financial officer, chief human resources officer and/or general counsel is actually and demonstrably of the knowledge or should have been of the knowledge due to their attributions and liabilities in such Person, after due inquiry. “Law” or “Legislation” means any and all federal, statutes, rules, regulations, codes, ordinances, treaties, policies or other written guidance, judgments, injunctions, decrees, orders, franchise, guidelines, conditions or other directional requirement of a Governmental Authority having jurisdiction over the assets or the property of the applicable Person or the operations thereof. “Liens” means, with respect to any property or asset, any mortgage, charge, pledge, lien, option, lease, right of pre- emption or any other encumbrance or security interest of any kind or any other type of title transfer or retention arrangement having similar effect. “Loss” means any direct losses and damages of a definitive nature involving cash disbursement, actually suffered and all charges and reasonably incurred and actually disbursed expenses (including reasonably incurred costs of enforcement and reasonably incurred legal costs and expenses), being excluded indirect losses, moral, incidental, exemplary, special or punitive losses, loss of profit, loss of opportunity or multiple damages as well as business reputational harm, except if payable to a Third-

9 Party in connection with a Third-Party Claim. “Material Adverse Event” means a change in the Business, in the condition (financial or otherwise) or in the results of operations of the Company or the Subsidiaries, taken as a whole; in any such case that have resulted or are reasonably expected to result in: (a) the filing of new Claims (except for Claims in respect of which there is a right of recourse against Third-Parties) involving [***], provided that any judicial Claim deemed by a written legal opinion issued by any of the Brazilian law firms listed in Exhibit A as frivolous, manifestly unfounded, or brought in bad faith, shall be disregarded for purposes of the calculation provided for in this item; or (b) condemnation in ongoing Claims (except for Claims in respect of which there is a right of recourse against Third- Parties) involving [***]; or (c) adverse impacts or that is reasonably expected to impact the Business in [***], provided that any such change resulting from the following facts, occurrences or events shall not constitute a “Material Adverse Event”: (i) general global, national or regional business, political, market, regulatory or social conditions (or changes therein), including in respect to interest or currency rates or the financial or capital markets, (ii) any act of terrorism, war (whether declared or not declared), military action or the escalation or worsening thereof, act of God, earthquakes, hurricanes, tornadoes or other natural disaster, pandemic, epidemic, or disease outbreaks, similar calamity or other force majeure event, (iii) any adoption, implementation, change or proposed change in Law (or interpretations thereof) after the date hereof, (iv) any change in the economic, business, financial, regulatory or legal enforcement environment generally affecting the Business in which the Company operates, (v) changes in applicable accounting principles or any applicable regulatory accounting rules (or the enforcement, implementation or interpretation thereof) after the date hereof, (vi) government shutdown or other events of force majeure involving Brazil, (vii) any action taken (or omitted to be taken) by the Seller or the Company at the written request of the Buyer, (viii) any action taken by the Seller or the Company that is expressly required under this Agreement, and (ix) the public announcement of this Agreement, the identity of (or any actions taken by) the Buyer or the pendency or consummation of the transactions contemplated hereby, including any effect arising out of actions of competitors, customers, suppliers, distributors, joint venture partners, employees (including losses of employees) or labor unions in connection therewith, and (x) the refusal of any client to continue or renew, or termination by any client of, a contractual

10 relationship with a client primarily due to the Buyer having entered into a contract to become or becoming the beneficial owner of the Company. “Order” means any order, writ, decree, judgement, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent). “Ordinary Course of Business” means, in relation to the Company and the Subsidiaries, taken as a whole, the conduct of its activities in a manner that is consistent in nature, scope and magnitude with past practices and is related to its day-to-day operations, provided that in accordance with the Law. “Person” means any individual or entity, including companies, corporations, associations, consortiums, joint ventures, trusts, funds, estates, partnerships, international or multilateral organization or other public, private or private and public entity, including entities without legal status or other corporate entities, or any Governmental Authority, as well as their successors and assignees. “Purchase Price” means the Base Purchase Price, as adjusted by the Base Purchase Price Adjustment, pursuant to Section 2.2 and Section 2.3. “Related Party” means (a) with respect to the Company, the Seller and/or any Affiliate of the Company or the Seller (other than the Company), or any director or officer, or any other legal entity in which any of the above parties holds direct or indirect Control, and (b) with respect to any other Person, any Affiliate and respective officers or directors. “Representatives” means, with respect to a Person, its officers, directors, Employees, agents or any other professional adviser. “Shares” means the definition set forth in Recitals (A), provided that the number of Shares corresponding to the total number of shares into which the Company’s capital stock is divided may be reduced prior to the Closing in the event contemplated in Section 3.1.8. “Shareholders’ Agreement” means the shareholders’ agreement entered into by and between TOTVS and B3 on October 1st, 2021, as amended on April 5, 2022, April 25, 2022, February 23, 2023, June 21, 2023, and June 6, 2025. “Subsidiaries” means (i) Agger S.A., a corporation duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of

11 Rio Claro, State of São Paulo at Avenida 59, No. 1289, Jardim Anhanguera, enrolled with CNPJ/MF under No. 00.585.578/0001-57; (ii) Quiver Desenvolvimento e Tecnologia Ltda., a limited liability company duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the city of São Paulo, State of São Paulo, at Avenida Braz Leme, no. 1.000, ZP 02511-000, enrolled with the CNPJ/MF under no. 03.004.894/0001-86 (iii) Quiver Soluções de Tecnologia Ltda., a limited liability company duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of Ponta Grossa, State of Paraná at Rua Nestor Guimarães, No. 111, 7th floor, suite 74, enrolled with CNPJ/MF under No. 72.408.271/0001-91; and (iv) RBM Web Sistemas Inteligentes Ltda., a limited liability company duly organized and validly existing in accordance with the Laws of the Federative Republic of Brazil, headquartered in the City of Leopoldina, State of Minas Gerais, at Rua Ribeiro Junqueira, No. 161, enrolled with CNPJ/MF under No. 11.439.144/0001-65. “Tax” means all taxes, assessments, charges, duties, fees or levies imposed by any taxing authority, including all federal, state or municipal, and other income, profits, gross receipts, capital gains, transfer, sales, property, excise, license, payroll, social security, withholding and other taxes, assessments, charges, duties or levies, and including all interest, penalties, deficiency assessments and additions imposed with respect to such amounts and other taxes. “Tax Return” means all returns, reports, elections, declarations, disclosures, schedules, information returns or other documents (including any related or supporting schedules, statements or information and any amendment to the foregoing) required to be supplied to a Governmental Authority relating to Taxes of any party or the administration of any Laws, regulations or administrative requirements relating to any Taxes. “Third-Party” means any Person except the Parties, the Company and the Subsidiaries. “Working Capital” means, as of a certain reference date, consolidated amount of the sum of (A) accounts receivable, (B) recoverable taxes, and (C) other current assets, excluding cash, less the sum of (D) accounts payable, (E) social and labor liabilities, (F) tax liabilities, (G) commissions payables, and (H) other current liabilities, of the Company

12 and all its Subsidiaries as detailed in Exhibit 2.3.1.The items considered for the purposes of calculating the Debt will not be considered for the purposes of calculating Working Capital, and vice versa. 1.2 Other Definitions In addition to the terms defined in Section 1.1, the following terms are defined throughout this Agreement: Defined Term Section “Adjustment in Dispute” Section 2.3.3(ii) “Agreement” Preamble “Antitrust Condition” Section 3.1.7 “Arbitral Tribunal” Section 11.2.2 “B3” Recitals “B3 Shares” Recitals “B3 SPA” Recitals “B3 Transaction” Recitals “Base Purchase Price” Section 2.2.1 “Base Purchase Price Adjustment” Section 2.4.1 “Basket” Section 7.3.1(iii) “Break-Up Event” Section 3.5.3 “Break-Up Fee” Section 3.5.3 “Buyer” Preamble “Buyer's Indemnified Parties” Section 7.1.1 “Cash Adjustment” Section 2.4.1 “Chamber” Section 11.2 “CNPJ/MF” Preamble “Claim Date” Section 7.5.1(i) “Closing” Section 4.1.1 “Closing Acts” Section 4.5 “Closing Balance Sheet” Section 2.3.2(i) “Closing Date” Section 4.1.1 “Closing Installment” Section 2.2.2 “Closing Notice” Section 4.1.1 “Company” Preamble “Conditions Precedent” Section 3.2 “Conditions Precedent to the Buyer” Section 3.1 “Conditions Precedent to the Seller” Section 3.2 “Contingent Assets” Section 7.9 “Counter-Notification of Adjustment of the Base Purchase Price” Section 2.3.3(ii) “Debt Adjustment” Section 2.4.1 “Delay Event” Section 3.5.2 “Delay Fee” Section 3.5.2 “Dispute” Section 11.2 “Direct Claim” Section 7.5.1(i) “Estimated Cash” Section 2.3.1(i) “Estimated Debt” Section 2.3.1(i) “Evertec” Preamble “Execution Date” Preamble “Existing Claims” Section 7.6.1 “Guarantor” Preamble “Graphic Account” Section 7.8.1 “Hardware” Section 6.2.16(iii)

13 Defined Term Section “Holdback Amount” Section 2.2.3 “Indemnifying Party” Section 7.4 “Law 9,307/96” Section 11.2 “LGPD” Section 6.2.17 [***] Section 8.1.3 “Longstop Date” Section 4.3 “Material Contract” Section 6.2.13 “Minimum Claim” Section 7.3.1(ii) “Non-Compete” Section 9.1.1 “Non-Solicitation” Section 9.2.3 “Notice of Adjustment of Base Purchase Price” Section 2.3.3(i) “Notice of Direct Claim” Section 7.5.1(i) “Objection Deadline” Section 7.5.1(ii) “Objection Notice” Section 7.5.1(ii) “Party(ies)” Preamble “Personal Data” Section 6.2.17 “Properties” Section 6.2.18 [***] Section 9.1.1 “Proposed Amount for the Adjustment” Section 2.3.2(i) “Proprietary Systems” Section 6.2.16(i) “Rules” Section 11.2 “Seller” Preamble “Seller's Indemnified Parties” Section 7.1.2 “Target Working Capital” Section 2.3.1(i) “Third-Party Claim” Section 7.5.2(i) “Third-Party Systems” Section 6.2.16(ii) “TOTVS” Preamble “Transaction” Recitals “Working Capital Adjustment” Section 2.4.1 1.3 Rules of Interpretation This Agreement shall be construed in accordance with the following rules: 1.3.1 The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. 1.3.2 Any reference in this Agreement to the preamble, a recital, a Section or an Exhibit shall be deemed as a reference to the preamble, a recital, a Section of or Exhibit to this Agreement, unless expressly stated otherwise. 1.3.3 Unless the context requires otherwise, a reference in this Agreement to the singular includes a reference to the plural and vice versa, and a reference to one gender includes a reference to any other gender (including the masculine, the feminine and the neutral). 1.3.4 The terms “including”, “include” or “includes” shall be deemed to be followed by the phrase “but not limited to”. 1.3.5 An “amendment” includes any modification, supplement, novation, restatement or re-enactment and “amended” is to be construed accordingly.

14 1.3.6 Any agreement, document or Law set out or referred to in this Agreement or any document referred to in this Agreement means such agreement, document or Law as amended, modified or supplemented from time to time, including (in the case of agreements or documents) by reason of waiver or consent and (in the case of Legislation) by subsequent Legislation relating to the same subject matter 1.3.7 References to any of the Parties hereto include their permitted successors and assigns and vice versa. 1.3.8 Any and all terms hereunder shall be counted in calendar days, except when expressly stated to be counted in Business Days. Whenever the expiration of a term falls on a day that is not a Business Day the term shall be automatically extended to the subsequent Business Day. For all purposes of this Agreement, any and all time periods shall be counted excluding the first day and including the last day. 1.3.9 The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. 1.3.10 The table of contents and the headings in this Agreement are for convenience only and shall be ignored in the interpretation of this Agreement. 1.3.11 Where the term "best efforts" or "commercially reasonable efforts" are used, such efforts shall not include any obligation to incur substantial or extraordinary expenses or liabilities. 1.3.12 Any fact or item disclosed in any Exhibit hereof shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. 1.3.13 Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. 1.3.14 For purposes of Article 110 of the Civil Code, each Party declares that it has no knowledge of any mental reservation of any other Party. 2 Sale and Purchase of the Shares and Purchase Price 2.1 Sale and Purchase of the Shares Subject to the terms and conditions set forth in this Agreement, including the consummation of the B3 Transaction, the Buyer undertakes to acquire from the Seller, and the Seller undertakes to sell and transfer to the Buyer, on an irrevocable and irreversible basis, all of the Shares, free and clear of any and all Liens and together with all rights inherent thereto in consideration of the Purchase Price. 2.2 Purchase Price 2.2.1 Base Purchase Price In consideration of the acquisition of the Shares, the Buyer shall pay to the Seller on the Closing Date an amount equal to nine hundred and fifty million Brazilian

15 Reais (BRL 950,000,000.00), to be adjusted according to Section 2.3.1 and according to the monthly positive variation of the IPCA accrued in the period between October 31, 2025 and the Closing Date (“Base Purchase Price”), and subject to the additional adjustments set forth below. The foregoing adjustment shall be calculated on a pro rata temporis basis, considering the actual number of days elapsed. 2.2.2 Payment of the Base Purchase Price Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Buyer shall pay the Base Purchase Price minus the Holdback Amount, to the Seller (“Closing Installment”) by wire transfer, in immediately available funds, to the bank account held by the Seller set forth in Exhibit 2.2.2. 2.2.3 An amount of [***] shall be retained by the Buyer for purposes of securing any adjustment to the Base Purchase Price Adjustment, provided that such amount shall be held and released in accordance with Section 2.3 and 2.5 below (“Holdback Amount”). 2.3 Base Purchase Price Adjustment 2.3.1 Base Purchase Price Calculation Assumptions (i) The Parties acknowledge that the Base Purchase Price has been agreed upon by the Parties based on the assumption that, on the Closing Date: (a) the amount of the Debt shall be zero Brazilian Reais (BRL 0.00) (“Estimated Debt”); (b) the sum of the Cash shall be zero Brazilian Reais (BRL 0.00) (“Estimated Cash”); and (c) the Working Capital shall be a negative amount of seven million, two hundred seventy two thousand, seven hundred fifty four Brazilian Reais and forty five cents (negative BRL 7,272,754.45) (“Target Working Capital”). The amounts provided for in this Section 2.3.1 were calculated in accordance with the spreadsheet attached to this Agreement as Exhibit 2.3.1 and pursuant to IFRS. (ii) No later than ten (10) Business Days before the Closing Date, the Seller shall deliver to the Buyer an unaudited balance sheet and an updated projection of the Estimated Debt, of the Estimated Cash and of the Target Working Capital at the Closing Date in accordance with Exhibit 2.3.1. The reviewed Base Purchase Price is binding for the Buyer (without prejudice of the Closing Balance Sheet and Base Purchase Price Adjustment to be carried out in accordance with Sections 2.3.2 and 2.4 below). 2.3.2 Closing Balance Sheet and Proposed Amount for the Adjustment (i) Within thirty (30) Business Days from the Closing Date, the Buyer shall (a) deliver to the Seller a consolidated unaudited balance sheet of the Company (“Closing Balance Sheet”) setting forth the Buyer’s determination of the actual amounts of Closing Debt, Closing Cash and Closing Working Capital, calculated in accordance with Exhibit 2.3.2 and pursuant to IFRS, consistent with the methodologies, assumptions and using the same financial accounts (rubricas) used for the calculation of the Estimated Debt, the Estimated Cash and the Target Working Capital; (b) inform the Seller of any adjustment to the Base Purchase Price that it deems appropriate (“Proposed Amount for the Adjustment”); and (c) provide

16 reasonably detailed supporting documentation (including those data and information reasonably requested by the Seller) to support the calculation set forth therein. (ii) Within fifteen (15) Business Days from the date of delivery by the Buyer of the Closing Balance Sheet, the Seller shall evaluate and confirm the Proposed Amount for the Adjustment and the amounts of the Closing Debt, the Closing Cash and the Closing Working Capital. (iii) If the Seller agrees to the Proposed Amount for the Adjustment and the amounts of the Closing Debt, the Closing Cash and the Closing Working Capital as determined by the Buyer, the Seller shall express its agreement to the Buyer within the time period referred to in Section 2.3.2(ii), and the Proposed Amount for the Adjustment shall be adopted as the Base Purchase Price Adjustment for all purposes of this Agreement, to be paid by one Party to the other Party pursuant to Section 2.4. 2.3.3 Seller's Disagreement (i) If the Seller disagrees with the Proposed Amount for the Adjustment or the Closing Debt, the Closing Cash and the Closing Working Capital as determined by the Buyer, the Seller shall deliver written notice to the Buyer within the period of fifteen (15) Business Days, as provided by Section 2.3.2(ii) informing the Buyer of such disagreement and providing reasonably detailed supporting documentation to support the calculation set forth therein (“Notice of Adjustment of Base Purchase Price”). Failure by the Seller to timely deliver a complete Notice of Adjustment of Base Purchase Price shall be construed as the Seller’s agreement to the Proposed Amount for the Adjustment, which shall then be considered final and definitive by the Parties. (ii) Upon receipt of the Notice of Adjustment of Base Purchase Price, the Buyer shall have a period of up to ten (10) Business Days from receipt of the Notice of Adjustment of Base Purchase Price to respond to the Seller, in writing, as to whether or not the Buyer agrees with the amounts of the Closing Debt, the Closing Cash and the Closing Working Capital (“Adjustment in Dispute”) set forth in the Notice of Adjustment of Base Purchase Price (“Counter- Notification of Adjustment of the Base Purchase Price”). Failure by the Buyer to timely deliver the Counter-Notification of Adjustment of the Base Purchase Price, pursuant to this Section, shall be construed as the agreement of the Buyer as to the amounts of the Closing Debt, the Closing Cash and the Closing Working Capital set forth in the Notice of Adjustment of Base Purchase Price, which shall then be deemed final and definitive by the Parties. (iii) If the Buyer and the Seller disagree on the amount of the Closing Debt, the Closing Cash and/or the Closing Working Capital, thus constituting an Adjustment in Dispute, the Parties shall have a period of fifteen (15) Business Days, counted from the receipt of the Counter-Notification of Adjustment to the Base Purchase Price to negotiate and attempt to reach an agreement as to the Adjustment in Dispute. (iv) In the event that the Buyer and the Seller fail to reach an agreement within

17 the fifteen (15) Business Days period set forth in Section 2.3.3(iii), then the Parties shall have up to thirty (30) Business Days to engage a mutually chosen Independent Auditor to evaluate the Adjustment in Dispute and prepare the final and binding calculation of the Base Purchase Price Adjustment, provided that, if the Parties do not agree on an Independent Auditor within such period, the Independent Auditor that has submitted the lowest fee proposal shall be appointed. The Independent Auditor shall (a) at the time of engagement, declare that it is an independent auditing firm in relation to the Parties and the Company, (b) declare that it must comply with the criteria set forth in this Agreement, as well as (c) act as a specialized auditing firm (and not as an arbitrator) and submit, within thirty (30) days, counted from the date of its engagement, its evaluation of the Adjustment in Dispute. Any failure by the Independent Auditor to comply with such deadline shall not invalidate the procedure established by this Section. The results presented by the Independent Auditor shall be final and binding on the Parties, except in the case of manifest error, provided that the Independent Auditor shall be engaged to act as an expert and not an arbitrator. Either Party shall have a period of fifteen (15) days to submit questions and request any clarifications from the Independent Auditor, in writing. If no questions or requests are presented, or once the auditor's report is modified to include such answers and clarifications as it deems appropriate, then the Independent Auditor's report shall become final and binding on the Parties for all purposes, except in the event of a manifest error. The indication of manifest error must be submitted to the Independent Auditor within five (5) Business Days from its verification by the Party, with a copy to the other Party, which will have five (5) Business Days from the receipt of the correspondence, to comment on the indication of manifest error. The Independent Auditor shall respond within five (5) Business Days of receipt of the other Party's response. For clarification purposes, the Independent Auditor shall not give an opinion on any other item and/or amount that does not involve the Adjustment in Dispute. (v) The costs of hiring the Independent Auditor shall be initially borne 50% (fifty percent) by the Seller and fifty percent (50%) by the Buyer. Such costs shall ultimately be paid (or reimbursed, as the case may be) by the Party whose amount of the Base Purchase Price Adjustment indicated by it has presented the greater difference in relation to the Base Price Adjustment determined by the Independent Auditor. (vi) The Buyer, the Seller and the Company shall cooperate with each other and the Independent Auditor (if applicable) by providing them with access to any document, information, director, officer, Employee, service provider, auditor or any legal or accounting advisor of the Company for all purposes of this Section 2.3, to the extent that such access does not impair the regular operation of the Company. 2.4 Calculation and Payment of the Base Purchase Price Adjustment 2.4.1 In the event (i) the Closing Debt is lower than the Estimated Debt, then the Base Purchase Price shall be increased by the exact amount of such difference; on the other hand, if the Closing Debt is greater than the Estimated Debt, then the Base

18 Purchase Price shall be reduced by the exact amount of such difference (“Debt Adjustment”); (ii) the Closing Cash is lower than the Estimated Cash, then the Base Purchase Price shall be reduced by the exact amount of such difference; on the other hand, if the Closing Cash is greater than the Estimated Cash, then the Base Purchase Price shall be increased by the exact amount of such difference (“Cash Adjustment”); and (iii) the Closing Working Capital is lower than the Target Working Capital, then the Base Purchase Price shall be reduced by the exact amount of such difference; on the other hand, in the event that the Closing Working Capital is greater than the Target Working Capital, then the Base Purchase Price shall be increased by the exact amount of such difference (“Working Capital Adjustment” and, together with the Debt Adjustment and the Cash Adjustment, the “Base Purchase Price Adjustment”). Exhibit 2.4.1 contains a non-binding example of the calculation of the Base Purchase Price Adjustment, for reference purposes only. 2.4.2 Subject to the provisions of Section 2.4.3 below, the Base Purchase Price Adjustment amount, calculated in accordance with the provisions of Section 2.4.1, based on the final amounts of the Closing Debt, the Closing Cash and the Closing Working Capital calculated pursuant to Section 2.3 shall be paid (i.e., retained or released from the Holdback Amount, pursuant Section 2.5.2) by the Seller to the Buyer or by the Buyer to the Seller, as the case may be, within ten (10) days, counted from the date of final and definitive determination of the Base Purchase Price Adjustment, in accordance with the procedure provided for in Section 2.3. 2.4.3 If, once the procedures set forth in Section 2.3 have been concluded, the Party responsible for paying the amounts arising from the Base Purchase Price Adjustment fails to comply with its obligation to make the respective payment timely, such defaulting Party shall be subject to the following penalties: (i) a non-compensatory fine in the amount corresponding to [***]; (ii) default interest of [***]; and (iii) monetary adjustment according to the accumulated positive variation of the CDI Rate, calculated from the date on which the payment of the Base Purchase Price was due until the date of its effective payment. 2.5 Holdback 2.5.1 Subject to the provisions of Section 2.2.3, the Holdback Amount shall be used by the Parties exclusively to satisfy the Base Purchase Price Adjustment and shall be adjusted by the positive variation of the CDI Rate, accrued from the Closing Date until the date of its effective release, as applicable. 2.5.2 Upon final determination of the Base Purchase Price Adjustment, pursuant to Section 2.4, the payment shall be made by the Seller to the Buyer or by the Buyer to the Seller, as applicable, according to the following procedures: (i) If the Base Purchase Price Adjustment is found to be due by the Seller to the Buyer, the Buyer shall retain the corresponding amount of the Base Purchase Price Adjustment from the Holdback Amount. If the Holdback Amount is insufficient to cover the Base Purchase Price Adjustment due to the Buyer, then the Seller shall pay the shortfall to the Buyer by wire transfer, in immediately available funds, to the Bank Account No.: [***], Bank Branch: [***], Bank: [***], held by the Buyer, within five (5) Business Days after the definitive determination of the Base Purchase Price Adjustment; or (ii) If the Base Purchase Price Adjustment is found to be due by the Buyer to the

19 Seller, the Buyer shall release the full Holdback Amount increased by the difference between the Base Purchase Price Adjustment Amount and the Holdback Amount (if any), and transfer it to the Seller by wire transfer, in immediately available funds, to the bank account held by the Seller indicated in Exhibit 2.2.2, within five (5) Business Days after the definitive determination of the Base Purchase Price Adjustment. (iii) Subject to Section 2.4.3, the remaining balance of the Holdback Amount (if any), after the deduction set forth in Section 2.5.2(i), shall be released to the Seller, in immediately available funds, to the bank account indicated in Section 2.2.2, within ten (10) days counted from the date of final and definitive determination of the Base Purchase Price Adjustment, in accordance with the procedure provided for in Section 2.3. 2.6 Release The Seller and the Buyer acknowledge that the effective receipt of the wire transfers of immediately available funds related to (i) the payment of the Base Purchase Price by the Buyer to the Seller shall imply the irrevocable and irreversible release by the Seller to the Buyer with respect to the obligation to pay the Base Purchase Price; and (ii) payment of the Base Purchase Price Adjustment by the Seller to the Buyer or by the Buyer to the Seller, as the case may be, shall imply the irrevocable and irreversible release by the Buyer to the Seller or by the Seller to the Buyer, as the case may be, with respect to the obligation to pay the Base Purchase Price Adjustment. 2.7 Taxes Each Party shall be solely responsible for the timely payment of any applicable Taxes that are charged to such Party arising out of or in connection with the Transaction contemplated hereby. 3 Conditions Precedent 3.1 Conditions Precedent to the Buyer The obligation of the Buyer to consummate the Transaction is subject to the satisfaction or written waiver by the Buyer, in whole or part (to the extent such condition can be waived, in its sole discretion), at Closing, of each of the following conditions (“Conditions Precedent to the Buyer”): 3.1.1 Representation and Warranties Each of the representations and warranties made by the Seller pursuant to Section 6.1 and Section 6.2 shall be, true, accurate and correct as of the date hereof and as of the Closing Date (other than any representations and warranties that expressly relate to a particular date, which shall be true and correct as of such date), provided that in case any agreement that is not a Material Contract is not listed in Exhibit 6.2.4, such misrepresentation shall not prevent the Closing, as long as all other Conditions Precedent to the Buyer are satisfied or waived, as applicable. For the avoidance of doubt, any misrepresentation of such Fundamental Rep and Warranty shall remain subject to full indemnification for Losses, subject to the limitations set forth in Section 7 (Indemnification). 3.1.2 Covenants

20 The Seller shall have complied in all respects with all covenants, obligations and agreements contained in Section 4.5 and Chapter 8 (Antitrust Condition) to the extent applicable to Seller expressly required to be complied with by it on or prior to the Closing Date. 3.1.3 No Material Adverse Event Since the Execution Date, there shall not have occurred a Material Adverse Event. 3.1.4 No Law or Order No Governmental Authority shall have issued, enacted, entered into, promulgated or enforced any Law or Order making illegal or prohibiting (other than for conditions or other restraints that may be imposed by CADE that must be addressed by the Buyer pursuant to Chapter 8 (Antitrust Condition)) the consummation of the Transaction. 3.1.5 Termination of the Shareholders’ Agreement The Seller shall deliver to the Buyer evidence that the Shareholders’ Agreement has been terminated, except as specifically set forth in the B3 SPA. 3.1.6 Consummation of the B3 Transaction The B3 Transaction shall have been consummated, and the Buyer shall have become the sole shareholder of the Company, holding all the Shares, on a fully diluted basis, free and clear of any liens; and the Company’s Share Transfer Register Book and Share Register Book shall have been duly updated to reflect the Seller as the sole legal and beneficial owner of one hundred percent (100%) of the Shares. As part of the B3 Transaction, B3 shall undertake in favor of the Company a non- solicitation obligation, in accordance with non-solicitation obligation set forth in the B3 SPA, the terms of which are set forth in Exhibit 3.1.6. 3.1.7 Antitrust Condition Subject to Chapter 8 (Antitrust Condition), CADE shall have approved the Transaction contemplated by this Agreement, and no change shall have been made to such approval within the 15-day period beginning on the date of the publication of such CADE approval in the Official Gazette (Diário Oficial da União) in case of approval by the general superintendent office of CADE (the “Antitrust Condition”). For such purposes, CADE shall have issued a certificate attesting that no appeals or requests for further review were lodged and that such approval is final (for certainty, the condition set forth in this Section shall not be considered fulfilled until receipt of such clearance certificate). 3.1.8 Cash Distribution Seller shall have held a Shareholders General Meeting to approve, in accordance with applicable Law, a distribution of Cash by the Company to Seller (whether through dividend distribution or redemption of shares) and Company shall have transferred to the Seller the Cash corresponding to such distribution, so that the Company shall not have, at Closing, more than [***] in Cash. If the distribution is carried out, in whole or in part, through a redemption of shares, the Seller shall cause the Company to update the Share Register Book to reflect the relevant cancellation of such shares. 3.2 Conditions Precedent to the Seller

21 The obligation of the Seller to consummate the Transaction is subject to the satisfaction or written waiver by the Seller, in whole or part (to the extent such condition can be waived, in its sole discretion), at Closing, of each of the following conditions (“Conditions Precedent to the Seller” and, jointly with the Conditions Precedent to the Buyer, “Conditions Precedent”): 3.2.1 Representation and Warranties Each of the representations and warranties made by the Buyer pursuant to Section 6.3 shall be true, accurate and correct as of the date hereof and as of the Closing Date (other than any representations and warranties that expressly relate to a particular date, which shall be true and correct as of such date). 3.2.2 Covenants The Buyer shall have complied in all respects with all covenants, obligations and agreements contained in this Agreement expressly required to be complied by it on or prior to the Closing Date. 3.2.3 No Law or Order No Governmental Authority shall have issued, enacted, entered into, promulgated or enforced any Law or Order making illegal or prohibiting (other than for conditions or other restraints that may be imposed by CADE that must be addressed by the Buyer pursuant to Chapter 8 (Antitrust Condition)) the consummation of Transaction. 3.2.4 Consummation of the B3 Transaction The B3 Transaction shall have been consummated as provided in Section 3.1.6. 3.2.5 Antitrust Condition The Antitrust Condition shall have been met as provided in Section 3.1.7. 3.3 Waiver of Conditions Precedent Except for the Conditions Precedent set forth in Section 3.1.4, 3.1.7, 3.2.3 and 3.2.5, which are not subject to waiver, any Party may waive, in whole or in part, the satisfaction of one or more of its respective Conditions Precedent. 3.4 Commitment of the Parties 3.4.1 The Parties undertake to perform all acts reasonably necessary for the satisfaction of the Conditions Precedent. 3.4.2 The Parties further undertake, if at any time after the Closing Date, any other act is reasonably necessary to facilitate the performance of the provisions of this Agreement (including, but not limited to, the execution of other documents), to cooperate with each other for the purpose of facilitating the performance of such act, to the extent reasonable and provided that it complies with the Law. 3.4.3 The responsibility for the satisfaction and implementation of the Conditions Precedent set forth in (a) the Section 3.2 shall be the responsibility of the Buyer; and (b) the Section 3.1 shall be the responsibility of the Seller, including with respect to the costs, expenses or Taxes related to or necessary for such implementation or occurrence, except for the Conditions Precedent provided in the Section 3.1.7 and 3.2.5, which satisfaction and implementation shall comply with the provisions of

22 Chapter 8 (Antitrust Condition). 3.5 Failure to Satisfy Conditions Precedent 3.5.1 If the Conditions Precedent have not been satisfied or waived by the applicable Party by the Longstop Date, this Agreement may be terminated pursuant to Chapter 11 (Governing Law and Dispute Resolution). In this case, no amount shall be due to any Party by way of fine, indemnity, reimbursement of costs or expenses or any other title, except as described in the Section 3.5.2 or 3.5.3, as the case may be. 3.5.2 Without prejudice to Section 4.1.1 below, in the event that the Conditions Precedent to the Buyer and the Conditions Precedent to the Seller have been satisfied or waived until the Longstop Date and either the Buyer or the Seller, delays to consummate the Transaction for any unjustifiable reason, or with willful misconduct or negligence (“Delay Event”), the defaulting Party shall pay to the non-defaulting Party a non-compensatory fine in an amount corresponding to [***], plus a default interest at the rate of [***], calculated over the Base Purchase Price from the date of the Delay Event and until the effective consummation of the Transaction, limited to the amount corresponding to [***] (“Delay Fee”). The occurrence of a Delay Event shall not release or exempt either Party from its obligation to consummate the Transaction, and the jeopardized Party shall be entitled to enforce the consummation of the Transaction, as well as request indemnification for Losses suffered due to the Delay Event. Any Delay Fee must be paid within ten (10) Business Days of the effective Closing Date from the date such Delay Fee reaches the limit above, whichever occurs first. 3.5.3 In the event that (i) the Buyer refuses to comply with the restrictions imposed by CADE [***] in order to satisfy the Antitrust Condition, or (ii) the Conditions Precedent set forth in Sections 3.1.6 (Consummation of the B3 Transaction) and 3.2.4 (Consummation of the B3 Transaction) have not been satisfied until the Longstop Date, or in case B3 exercises its right of first refusal provided for in Section 8.1 of the Shareholders’ Agreement (“Break-Up Event”), then the Buyer or the Seller, as the case may be, shall pay to the other Party a compensatory fine [***] (“Break-Up Fee”). The Break-Up Fee shall be paid within ten (10) Business Days of the occurrence of the Break-Up Event and shall constitute the exclusive monetary remedy of the Buyer or the Seller, as the case may be, under applicable Law and this Agreement, for any Losses incurred thereby in connection with the Transaction and its termination. 4 Closing 4.1 Closing 4.1.1 Subject to the terms and conditions set forth in this Agreement, the consummation of the Transaction (“Closing”) shall occur (i) on the last Business Day of a given month, if the last Condition Precedent (except for the conditions precedent set forth in Sections 3.1.5, 3.1.6, 3.1.8, and 3.2.4, which may be satisfied on the Closing Date, in any case before Closing) has been satisfied or waived (as the case may be) until the fifteenth (15th) day of the same month; (ii) on the last Business Day of the following month, if the last Condition Precedent has been satisfied or waived (as the case may be) (except for the conditions precedent set forth in Sections 3.1.5, 3.1.6, 3.1.8, and 3.2.4, which shall be satisfied on the Closing Date) between the sixteenth

23 (16th) day and the last Business Day of a given month; or (iii) on any other date mutually agreed upon by the Parties, but in any case Closing shall not take place before April 1st, 2026. The day on which the Closing occurs will be considered the “Closing Date”. Upon satisfaction (or waiver) of the last Conditions Precedent (except for the conditions precedent set forth in Sections 3.1.5, 3.1.6, 3.1.8, and 3.2.4, which shall be satisfied on the Closing Date), any Party may notify the other Party of such satisfaction and provide evidence thereof (“Closing Notice”). The Closing Notice shall state the Closing Date subject to the provisions of this Chapter 4 (Closing) and be accompanied by any updates to the Exhibits to this Agreement, and full documentation supporting such updates, subject to Section 4.7. 4.1.2 The other Party may respond to the Closing Notice within five (5) Business Days from the date of receipt, stating its agreement or disagreement with respect to the satisfaction (or waiver) of the Conditions Precedent. The failure to send the notice referred to in this Section shall mean full agreement with the contents of the Closing Notice, and the obligation to demonstrate satisfaction with the Conditions Precedent of Section 3.2 shall remain. 4.1.3 In the event of disagreement regarding the satisfaction of the Conditions Precedent, the Parties shall negotiate in good faith a solution to the disagreement. If no agreement is reached within ten (10) Business Days of delivery of the foregoing notice, either Party may initiate a Dispute resolution proceeding pursuant to Section 11.2. 4.2 Closing Location The acts related to the Closing shall be carried out in person, at Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados’ office, located at Avenida Brig. Faria Lima, No. 4100, 6th floor, Itaim Bibi, in the City of São Paulo, State of São Paulo, Zip Code 04538-132, or any other location to be mutually agreed upon by Parties. Parties may also agree to have the Closing documents signed by means of electronic signature, pursuant to Section 13.14. 4.3 Longstop Date All Conditions Precedent must be satisfied (or waived) within one hundred and eighty (180) days from the Execution Date (“Longstop Date”). In the event that the Conditions Precedent are not satisfied (or waived) by the Longstop Date, Section 12.2 shall apply. Notwithstanding, the Parties may, by mutual agreement and in writing, extend the Longstop Date. 4.4 Binding Obligation The satisfaction or waiver under the terms of this Agreement (to the extent such condition can be waived), as applicable, of all Conditions Precedent prior to or at Closing shall result in the irrevocable and irreversible binding obligation of the Parties to consummate the Transaction. 4.5 Closing Acts Without prejudice to other actions reasonably required to consummate the Transaction, the Parties and, as the case may be, the Company undertake to perform the acts described below on (or up to) the Closing Date (unless waived in writing by both Parties by mutual agreement) (“Closing Acts”): 4.5.1 Closing Certificate

24 The Parties shall enter into a closing certificate whereby the Parties: (i) acknowledge satisfaction (or waiver, as the case may be and to the extent waiver is permitted by Law or this Agreement) of the Conditions Precedent, followed, as applicable, by documentation evidencing their satisfaction or waiver; (ii) confirm that the representations and warranties made under this Agreement continue to be true, correct and accurate in all material aspects (or, with respect to representations and warranties already qualified by materiality or by Knowledge, true, correct and accurate in all respects as so qualified) as of the Closing Date as if they were made on such date (other than any representations and warranties that expressly relate to a particular date, which shall be true and correct as of such date); and (iii) confirm the performance of the acts of the Closing Acts listed in this Section 4.5 and the completion of the Closing. 4.5.2 Transfer of the Company's Shares The Buyer and the Seller shall execute the respective deed of transfer of the Shares in the Share Transfer Register Book of the Company to formalize the transfer of the Shares to the Buyer and the management of the Company shall make the necessary annotations and update the relevant entry in the Share Register Book of the Company. 4.5.3 Transitional Services Agreement The Company and the Seller shall enter into a transitional services agreement in order to ensure the continuity of the Company’s operations during a transitional period of up to six (6) months following the Closing Date, in accordance with the draft attached hereto as Exhibit 4.5.3. Upon the expiration of the periods set forth in the transitional services agreement, Buyer may request the extension of the services indicated in the Exhibit 4.5.3, provided that (a) in any event, the extension shall not exceed three (3) months from the original term, and (b) the costs to be paid by the Buyer to the Seller for the services will be increased by [***] from the first month after the original expiration term and the effective termination of each of the services. 4.5.4 Payment of the Closing Installment The Buyer shall pay the Closing Installment to the Seller pursuant to Section 2.2. 4.5.5 Power of Attorney The Company shall grant a power of attorney, pursuant to the draft of Exhibit 4.5.5, with specific powers for certain Persons to be appointed by the Buyer at the Closing Date. 4.6 Simultaneous Acts All actions, acts and obligations listed in Section 4.5 shall be deemed simultaneous, provided that no action, act and/or obligation shall be deemed to have been effectively carried out until all the other acts and/or obligations have been taken, performed, complied or completed, except if the Parties agree otherwise in writing. 4.7 Updated Exhibits Subject to the provisions of Section 3.1.1, prior to the Closing Date, the Seller may update the Exhibits hereto so that the representations and warranties contained in Section 6.2 be true and accurate in all material aspects (or, with respect to representations and warranties

25 already qualified by materiality or by Knowledge, true, correct and accurate in all respects as so qualified) as of the Closing Date, as long as such updates (i) are not made to Exhibits to Fundamental Reps and Warranties; (ii) derive exclusively from new facts taken place after the Execution Date; (iii) do not derive from facts resulting from a breach to the obligations and covenants herein; and/or (iv) do not represent, in aggregate and combined with any other events or circumstances hereunder, a Material Adverse Event. 4.8 Further Assurances Each of the Parties and the Company: (i) shall execute, or shall cause to be executed, such documents and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Transaction and (ii) shall refrain from taking any actions that would reasonably be expected to impair, delay or prevent the Closing. 5 Conduct of Business 5.1 Conduct of Business 5.1.1 From the Execution Date until the Closing Date, the Seller, without the prior written consent of the Buyer (which shall not be unreasonably withheld, conditioned or delayed), shall not and shall cause the Company and the Subsidiaries not to take (or undertake or promise to take) any of the following actions: (i) create, allot or issue any shares of the Company or agree, arrange or undertake to do any of those actions; (ii) reduce the Company’s capital stock; (iii) split, reclassify, group, any shares of the Company's capital stock, or other security or voting rights in the Company; (iv) grant or agree to grant any option, right to acquire or call (whether by conversion, subscription or otherwise) in respect of any shares of the Company, except for the Seller’s obligations provided for in the Company’s Shareholder’s Agreement; (v) acquire or dispose of, or agree to acquire or dispose of, any assets or businesses in an amount exceeding [***]; (vi) assume or incur, or agree to assume or incur, any material liability, obligation or expense in an amount [***]; (vii) incur Debt in an amount [***]; (viii) enter into any transaction with any Related Party other than at arm’s length, except in the Ordinary Course of Business such as the Cost Sharing Agreements; (ix) enter into or agree to enter into any merger, merger of shares (incorporação de ações), spin-off, acquisition or consolidation with any Person or adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; (x) make any loans, advances or capital contributions to, or investments in, any other Person (including any Affiliate) in an amount exceeding [***];

26 (xi) sign, modify, cancel, terminate or amend any Material Contract that would fit into items (vi) to (ix) of Section 6.2.13, except for (a) any contract relating to the acquisition or disposal of any business or equity interests (whether by way of merger or incorporation, sale of quotas, sale of assets or otherwise) for the specific purpose of Section 5.1.5, (b) termination at the initiative of the other party in the relevant Material Contract, or (c) any modification or amendment to a Material Contract that would fit into item (ix) of Section 6.2.13, provided that such modification or amendment does not result in the creation, expansion or increase of any non-compete, non- solicitation or exclusivity obligations, or any other restriction on the business or activities of the Company as currently conducted, or that restricts the Company’s freedom to compete in any line of business; (xii) increase the compensation payable (including payments, wages, compensation, bonuses, incentives, deferred compensation, profit sharing, pension or any other compensation or benefits) to any current or former director, manager, Employee, service provider or agent of the Company, outside the Ordinary Course of Business; (xiii) make any payment, distribution or arrangement of bonuses, profit sharing, pension, retirement, insurance, or benefit, to or with any director, manager, Employee or service provider, outside the Ordinary Course of Business; (xiv) establish, adopt, or terminate any Employee benefit plan or any collective bargaining, compensation or other arrangement, fund, policy, or arrangement, for the benefit of any directors, managers, Employees, or service providers; (xv) make any change in accounting method, accounting practice, or auditing practice, except if due to a mandatory legal provision; and (xvi) have any of its assets materially necessary for the Ordinary Course of Business subject to any Lien or given in rem or personal guarantee, for the benefit of any Person. 5.1.2 The provisions set forth exclusively in items (v), (vi), (vii), (x) or (xiv) of Section 5.1.1 above do not apply in respect of and shall not operate to restrict or prevent the following, provided that Seller informs the Buyer within five (5) Business Days after taking such action (and, in any case, before Closing) and makes available a complete copy of all applicable documents: (i) any matter reasonably undertaken in an emergency or disaster situation with the intention of and only to the extent of those matters required with a view to minimizing any adverse effect of such situation; (ii) completing or performing any obligations undertaken pursuant to any contract, agreement or arrangement entered into prior to the date of this Agreement; or (iii) any matter to the extent required by Law or any Governmental Authority. 5.1.3 Failure by the Buyer to respond to the Seller’s notice requesting to take any of the actions listed in Section 5.1.1 within ten (10) days as from receipt thereof, shall be construed as the Buyer’s consent to Seller’s request.

27 5.1.4 Section 5.1.1. does not prevent, or limit in any way, the Company’s ability to pre-pay any of its outstanding Debts. 5.1.5 From the Execution Date until the Closing Date, the Company shall be permitted to modify or amend any of the contracts listed in Exhibit 6.2.5(ii), relating to the acquisition or disposal of any business or equity interests (whether by way of merger or incorporation, sale of quotas, sale of assets or otherwise) to which it is a party, solely for the purposes of allowing the prepayment of any amounts payable thereunder. 5.1.6 For the avoidance of doubt, the restrictions set forth in item (xi) of Section 5.1.1. above shall not prevent or limit, in any way, the Seller’s ability to modify, cancel, terminate or amend any of the umbrella agreements to which the Seller is a party and under which the Company also benefits from the services provided thereunder, provided that any amendments thereto shall not aim to cause any disproportional negative impact to the Company’s interests. 5.1.7 Seller shall notify the Buyer within five (5) Business Days after modifying, canceling, terminating or amending any umbrella agreement pursuant to Section 5.1.6, providing the Seller with a summary of the modifications and amendments thereto to the extent they impact the Company. 5.1.8 Except for the treatment in relation to the umbrella agreements referred to in Section 5.1.7 above, Seller shall inform Buyer within five (5) Business Days after taking such action (and, in any case, before Closing) and make available a complete copy of all applicable documents (if necessary, through a clean team), in case of termination, modification or amendment to Material Contracts pursuant to Section 5.1.1(xi) above. 6 Representations and Warranties 6.1 Representations and Warranties of the Seller The Seller hereby represents and warrants to the Buyer that the following representations and warranties are true, complete, accurate, correct, and not misleading as of the date hereof, and shall continue to be true, complete, accurate, correct, and not misleading on the Closing Date (or, if made expressly in relation to a specific date, as of such date): 6.1.1 Organization and Regularity The Seller is a Brazilian corporation (sociedade anônima) validly existing and legally and duly incorporated, and in good standing, under the Laws of the Federative Republic of Brazil. The Seller has full capacity and legitimacy and is legally entitled to conduct their business as currently conducted, as well as to hold and use all of their assets and properties. 6.1.2 Power, Capacity and Authorization The Seller has full power, capacity and authority to: (i) enter into this Agreement and all other documents and instruments necessary for the completion of the Transaction; (ii) comply with the obligations undertaken in this Agreement and in all documents necessary for the completion of the Transaction; and (iii) consummate the Transaction, having taken all necessary measures and obtained all necessary approvals to authorize the conclusion and execution of the Transaction.

28 6.1.3 Enforceability This Agreement has been signed by the Seller and constitutes a legal, valid and binding obligations, enforceable against it, in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Each of the Transaction documents to be signed prior to and/or on the Closing Date constitutes and shall constitute a valid and enforceable obligation of each of its Parties in accordance with their respective terms. 6.1.4 Consents The execution and performance of this Agreement by the Seller, as well as the execution of the other Transaction documents and the consummation of the Transaction: (i) do not violate or contradict any constitutive or corporate document of Seller and/or any corporate resolutions of its partners; and (ii) do not violate or contradict any Law, regulation, order, Decision or judgment issued by any Governmental Authority, applicable to the Seller. All or any consents, permissions, approvals and agreements from, and other notices to, Third-Parties which are necessary for the Seller to obtain in order to enter and perform its obligations under this Agreement, in accordance with its terms, have been, or at Closing will have been (as the case may be), unconditionally obtained or waived in writing. 6.1.5 No Brokerage Fees Except for lawyers, investment bankers, financial advisors and other professional advisors hired by the Seller to assist it in the implementation of the Transaction (which costs and expenses shall be borne and paid fully and exclusively by the Seller without any contribution or payment to be made by the Company or any Subsidiary in connection therewith), no broker, finder, investment banker or similar agent: (i) has been retained or employed by or on behalf of the Seller in connection with the Transaction; (ii) is authorized to act on behalf of the Seller within the scope of the Transaction; or (iii) is or might be entitled to any fee, legal fees, commission or payment from the Seller in connection with the preparation, negotiation and execution of this Agreement or the consummation of the Transaction. 6.2 Representations and Warranties regarding the Company and the Subsidiaries The Seller hereby represents and warrants to the Buyer with respect to the Company that the following representations and warranties are true and accurate on the date hereof and shall be true and accurate on the Closing Date (or, if made expressly in relation to a specific date, as of such date), it being expressly agreed that all representations and statements below comprehend the Company and all Subsidiaries, taken as a whole, even if any such statements mention solely the Company: 6.2.1 Organization and Regularity The Company is a Brazilian corporation (sociedade anônima), validly existing and legally and duly incorporated under the Laws of the Federative Republic of Brazil.

29 The Subsidiaries are companies validly existing and legally and duly incorporated under the Laws of the Federative Republic of Brazil. The Company and the Subsidiaries have full capacity and legitimacy and is legally entitled to conduct their business as currently conducted, as well as to hold and use all of their assets and properties. 6.2.2 Power, Capacity and Authorization The Company has full power, capacity and authority to: (i) enter into this Agreement and all other documents and instruments necessary for the completion of the Transaction; (ii) comply with the obligations undertaken in this Agreement and in all documents necessary for the completion of the Transaction; and (iii) consummate the Transaction, having taken all necessary measures and obtained all necessary approvals to authorize the conclusion and execution of the Transaction. 6.2.3 Enforceability This Agreement constitutes a legal, valid and binding obligations, enforceable against the Company, in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Each of the Transaction documents to be signed prior to and/or on the Closing Date constitutes and shall constitute a valid and enforceable obligation of each of its Parties in accordance with their respective terms. 6.2.4 No Conflicts; Consents Except for the consents listed in Exhibit 6.2.4, and the approval from CADE, all or any consents, permissions, approvals or agreements from Third-Parties which are necessary for the Company to obtain in order to enter and perform its obligations under this Agreement, in accordance with its terms, have been, or at Closing will have been (as the case may be), unconditionally obtained or made in writing. The execution and performance of this Agreement by the Company, as well as the execution of the other Transaction documents and the consummation of the Transaction: (i) do not violate, contradict or cause the breach, non-compliance, non- observance, early termination, loss of relevant rights or termination of (a) any constitutive or corporate document of the Company, and (b) any contract, commitment, obligation, understanding, agreement or restriction of any nature whatsoever to which Seller and/or the Company are parties or to which they are subject, or by which their respective assets or properties are bound, except for those listed in Exhibit 6.2.4; (ii) do not violate or contradict any Law, regulation, order, Decision or judgment issued by any Governmental Authority, applicable to the Company, the Seller and/or their respective assets or property; and (iii) do not create any Lien on any assets or property of the Company or on its shares, other than the obligations contained in this Agreement and in the other documents of the Transaction. 6.2.5 Ownership Interest in other Persons

30 Except as listed in Exhibit 6.2.5(i), the Company and its Subsidiaries do not hold an interest, direct or otherwise, or any securities convertible into ownership interests in any other Person, at any time since the incorporation of the Company and except for those previous subsidiaries that have already been merged into the Company or into any of the Subsidiaries. The Company and its Subsidiaries have not undertaken or promised to acquire any ownership interest in the capital stock or any securities convertible into ownership interest in the capital stock of any other Person. Except for the acquisitions and amounts indicated in Exhibit 6.2.5(ii), the Company has fully settled all amounts arising from past M&A transactions. 6.2.6 Capitalization of the Company The Company’s fully subscribed and paid-in share capital is of one hundred twenty- three million, three hundred eighty-three thousand, five hundred two Brazilian Reais and forty-eight cents (BRL 123,383,502.48), represented by sixty-seven million, two hundred forty-four thousand, three hundred eighty-seven (67,244,387) common shares, with no par value, which, on the Execution Date, are held by the Seller, owner of 62.5% of the Shares, and B3, owner of 37.5% of the Shares. Upon the consummation of the B3 Transaction and on the Closing Date, subject to the provisions set forth in Sections 3.1.6, 3.1.8, and 3.2.4, all Shares shall be held by the Seller. The Parties acknowledge and agree that this representation shall be updated as of the Closing to reflect the total number of Shares into which the Company’s capital stock is divided, in light of any cancellation of shares resulting from the resolutions referred to in Section 3.1.8 above. Except as provided for in the Shareholders’ Agreement, on the Execution Date, all of the issued shares of the Company are duly authorized, validly issued and fully paid and are free and clear of any Liens, including any rights of first refusal or other Third-Party rights created pursuant to applicable Law or any agreement to which the Seller or the Company is bound. Except for the Shareholders’ Agreement, on the Execution Date, there are no outstanding agreements that require the Company to issue any additional shares or any other form of interest and there are no agreements or understandings outstanding with respect to the voting, sale, ownership or transfer of any of the shares of the Company. On the Closing Date, there shall be no outstanding agreement that requires the Company to issue any shares or any other form of interest, nor any agreements or understandings outstanding with respect to the voting, sale, ownership or transfer of any of the shares of the Company, except solely for this Agreement. 6.2.7 Dividends There is no dividend, interest on net equity (juros sobre o capital próprio) or any other remuneration due to the Seller which has been declared by the Company and which payment is currently pending. 6.2.8 Financial Statements and Books and Records Exhibit 6.2.8(i) contains the Financial Statements. The Financial Statements: (i) were prepared in accordance with the accounting books and other financial records of the Company and pursuant to IFRS applied on a consistent basis, including provisions for bad debt; (ii) except as provided for in Exhibit 6.2.8(ii), fairly present in all material respects the consolidated financial and accounting position and consolidated results of operations, as well as all the assets and liabilities, obligations,

31 shareholders’ equity, income and net profits of the Company on the respective dates; and (iii) were duly approved by the shareholders’ or quotaholders’ meetings of the Company and its Subsidiaries. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been reflected in the normally maintained books and records of the Company. 6.2.9 Conduct of Business Since the Base Date, the Company has conducted Business in the Ordinary Course of Business, pursuant to the restrictions set forth in Section 5.1.1. Since the Base Date, the Company has not, other than in the Ordinary Course of Business or as required by Law or any Governmental Authority: (i) made, or agreed to make, any change in the nature or extent of the Business; (ii) created, or agreed to create, any Lien over it or any material portion of its assets; (iii) appointed new auditors; (iv) made any change in its accounting policies or the interpretation thereof; (v) granting of loans and/or credits; (vi) incurred in any Debt; (vii) unilaterally released or terminated agreements with Related Parties; and (viii) made any donation, assignment and/or transfer, free of charge, of assets, rights or any type of asset of the Company to the Seller, Employees, service providers and/or Third-Parties. 6.2.10 Assets and Business Exhibit 6.2.10 lists the material assets necessary for the conduct of the Business (as currently conducted); and such assets are in good operational conditions, except for regular wear and tear, and appropriate for their use as currently used. Except for leased assets or assets for which the Company has a valid right to use, the Company is the sole owner of the assets mentioned in Exhibit 6.2.10, which are free and clear from any Liens, or as duly recorded in the mandatory accounting books of the Company. Such assets constitute all material rights, property and assets necessary and sufficient for the Company to conduct its Business as currently conducted. The Seller does not have an ownership interest in any material asset used by the Company and the assets owned or otherwise used by the Company are not used for the Seller’s own use. 6.2.11 Receivables All accounts, notes and other receivables are reflected in the Financial Statements, duly recorded in accordance with Brazilian accounting standards and result from transactions executed in good faith in the Ordinary Course of Business, in a manner consistent with the Company's accounting past practices. All accounts and notes receivable arising out of, or otherwise related to, the business of the Company, are free and clear of any Liens, valid, genuine, and fully collectible in accordance with their terms and their full recorded amount and are not subject to any set-off or

32 counterclaim. Neither the Seller nor any of their Affiliates receives or has received any accounts, notes receivable or other receivables from the Company or arising out of, or otherwise related to, the Company's business. 6.2.12 Debt The Company: (i) has no overdue and unpaid Debt, except as set forth in Exhibit 6.2.12(i); (ii) has no Debt, except as set forth in Exhibit 6.2.12(ii); (iii) has not lent any amount to any Person (including, but not limited to, Seller and their Related Parties) that has not been duly repaid; (iv) is not liable for any Debt or for any breach in the performance of obligations of any Person, except as set forth in Exhibit 6.2.12(iv); and (v) is not subject to any arrangement for the receipt or repayment of grants, subsidies or financial assistance from Governmental Authorities. 6.2.13 Material Contracts Exhibit 6.2.13 contains a list of all the Material Contracts to which the Company and its Subsidiaries are a party to. To Company’s Knowledge, the Company and/or its Subsidiaries are not in breach of any Material Contract. Each Material Contract constitutes a valid and binding obligation of the parties thereto, enforceable in accordance with its terms. The Company and/or its Subsidiaries have not expressly waived any right under any Material Contract. Except as indicated in Exhibit 6.2.13, to Company’s Knowledge, no notice of breach, termination (in whole or in part), or Claim for penalty or indemnification in relation to any Material Contract has been received by the Company. For purposes of this Agreement, “Material Contract” means any of the following: (i) the agreements with suppliers and service providers listed in Exhibit 6.2.13, which contain all agreements with suppliers and service providers that involve, individually, annual payments by the Company of [***]; (ii) any agreement involving annual revenues to or annual payments by the Company of [***] that cannot be terminated by the Company upon notice of a maximum of ninety (90) days in advance and without penalty; (iii) any contract for the purchase of materials, supplies, products, services, equipment or other assets that contemplates annual payments by the Company of [***]; (iv) the agreements with clients listed in Exhibit 6.2.13, which contains: (a) all agreements with clients of the investment, insurance, and risks business units that involve, individually, annual revenues by the Company of [***], and (b) all agreements with clients of the core bank business units that involve, individually, annual revenues by the Company of [***]; (v) any derivative contract, including, without limitation, that involves hedging, swap, forward, futures, prepayment or options, or similar contracts that involve, or are settled by reference to, one or more rates, currencies, commodities, stocks, debt instruments or securities, or economic, financial or price indicators, risk gauges or economic, financial or price value; and (vi) any corporate partnership, joint venture or, profit-sharing agreement;

33 (vii) any contract relating to the acquisition or disposal of any business or equity interests (whether by way of merger or incorporation, sale of quotas, sale of assets or otherwise); (viii) any contract related to any Debt or deferred price guarantee for the purchase of assets (in any case, incurred, assumed, guaranteed or secured by any asset); and (ix) any contract that contains non-compete, non-solicit, exclusivity obligations or that restricts, in any way, the Company's business and activities or the manner in which it is conducted or that restricts the Company's freedom to compete in any line of business, with any Person, in any branch or to contract with any Person, or that would restrict the Company's freedom after the Closing Date. 6.2.14 Transactions with Related Parties The Company and/or its Subsidiaries do not conduct any business, and have not entered into any agreement, contract, transaction, liability, debt or settlement, with a Related Party of the Company or the Seller, except as disclosed in Exhibit 6.2.14. There are no outstanding amounts or obligations in relation to transactions with Related Parties, except those reflected in the Financial Statements. 6.2.15 Intellectual Property Rights (i) Information on all material Intellectual Property Rights owned by the Company and/or its Subsidiaries in the conduct of the Business and all applications for registration in respect of the same are set out in Exhibit 6.2.15(i). All material Intellectual Property Rights currently used in connection with the Business are legally and beneficially owned by or duly licensed to the Company and/or its Subsidiaries, free and clear of any Liens. The Company and/or its Subsidiaries also use certain Intellectual Property Rights, especially software applications, that do not require licensing or registration and/or are free of charge and their use by the Company and/or its Subsidiaries has not been challenged or opposed nor infringed any of such Intellectual Property Rights, except as indicated in Exhibit 6.2.15(i). (ii) All registrations, maintenance, and renewal fees currently due with respect to the registered Intellectual Property Rights have been made and/or paid for, and all necessary documents, registrations, and certifications relating to these Intellectual Property Rights have been filed with the respective patents, copyrights, trademarks, or other authorities for the purpose of maintaining these Intellectual Property Rights. There are no royalties, fees or other payments to be made by the Company to any Person by virtue of the ownership, development, use, license, sale or disposition of the Intellectual Property Rights. (iii) Except as set forth in Exhibit 6.2.15(iii), no judicial, administrative or arbitration proceedings have been commenced, and, to the Company’s Knowledge, no judicial, administrative or arbitration proceedings are pending, that challenge any copyright and related property rights (direitos patrimoniais autoriais) in connection with Intellectual Property Rights, their

34 use, commercial exploitation or their validity. Seller and/or the Company and/or its Subsidiaries have not received any notice of Claim from any Third- Party that the Company's and/or its Subsidiaries’ business is breaching the Intellectual Property Rights of any Third-Party or constitutes unfair competition or unfair trade practices under any Law. (iv) The Company and/or its Subsidiaries do not breach, expropriate, misuse or violate any Intellectual Property Rights of any Third-Party. No Employee, collaborator, administrator, agent or service provider of the Company and/or its Subsidiaries hold any right, directly or indirectly, in part or in full, related to the Company's Intellectual Property Rights. Any programs, developments, modifications, improvements, discoveries or methods involving the Intellectual Property Rights that have been created by Employees, collaborators, administrators, agents or service providers of the Company and/or its Subsidiaries have occurred within the ordinary course of the employment/professional relationship of such Persons and are the property of the Company, and the respective contracts of such Employees, collaborators, managers, agents or service providers have express provisions in this regard. The Company and/or its Subsidiaries own or have access to the original copies of all documentation, as well as all source codes or password-protected codes, as applicable, of all computer systems, software and applications owned by the Company and/or its Subsidiaries. The Company and/or its Subsidiaries have not disclosed (outside its internal scope) and is not aware of any Third-Party disclosure of the source codes inserted in the Company's and/or its Subsidiaries’ Intellectual Property Rights. During the development and/or creation of the Company's and/or its Subsidiaries’ Intellectual Property Rights, including, without limitation, the computer systems, software and/or applications owned by it, no developer (Employees, collaborators, administrators, agents or service providers) has incorporated any works or other proprietary materials of Third-Party, such that such Third-Party may legitimately claim any rights in such computer systems, software and/or applications. Yet, no said developer has arguments to claim any ownership over these computer systems, software and/or applications. 6.2.16 Information Technology (i) Exhibit 6.2.16(i)(a) lists all of the Company's and its Subsidiaries’ proprietary systems, computer programs, and software (“Proprietary Systems”) used in their activities in the way they are currently conducted. Except as provided for in Exhibit 6.2.16(i)(b), the Company and its Subsidiaries do not use open source resources (Open Source Software) in the core of their Proprietary Systems or, when they do so, uses subsystems and libraries that have licenses that do not require the redistribution of Proprietary Systems in open source, and there is no risk of contamination or misconfiguration of the Company's and its Subsidiaries’ rights as to the ownership of the Proprietary Systems and their free enjoyment or the need to share any changes with any Third-Party or with the open source community, modifications, improvements and enhancements of the Proprietary Systems. The Proprietary Systems were developed internally by Employees or service providers of the Company, its Subsidiaries or by Third-Parties hired by the Company or its

35 Subsidiaries for this purpose, and it is certain that all Intellectual Property Rights related to the preparation, construction, alteration and/or improvement of the Proprietary Systems were duly ensured to the Company or its Subsidiaries, in accordance with the applicable Law, and there is no Third-Party right or Claim regarding the ownership of such Proprietary Systems by the Company and/or its Subsidiaries. (ii) Exhibit 6.2.16(ii) lists all relevant Third-Party systems and software (“Third- Party Systems”) used by the Company and its Subsidiaries in the conduct of its activities. All licenses held by the Company and its Subsidiaries in relation to the Third-Party Systems are valid and in force and comply with applicable Laws, regulations and agreements relating to the use of such Third-Party Systems. The Company and its Subsidiaries comply with all of Third-Party Systems’ licensing agreements and do not violate any term of such agreements, having proof of regular use of all software installed on its premises. (iii) The Company and its Subsidiaries are the rightful owner or have the right to freely use all hardware necessary to access its records and conduct its respective activities in the Ordinary Course of Business (“Hardware”). The Company and its Subsidiaries maintain and have always properly maintained the Hardware and the respective licenses for its use in order, valid and fully in force, and the Hardware is free and clear of any Liens. All records kept on the Hardware are authentic and the Company and its Subsidiaries maintain the respective backups and takes all reasonable measures to ensure the confidentiality, privacy and security of the personal data and information of its customers processed on the Hardware, which is in full compliance with the applicable Data Protection Law in Brazil and abroad, or other related matters. 6.2.17 Data Protection Except as provided in Exhibit 6.2.17, the Company and its Subsidiaries are and have been in compliance, in all material respects, with all applicable Laws dealing with privacy and data protection, including Brazilian Law No. 12,965/2014, regarding the collection, processing and storage of any personal data relating to an identified or identifiable Person by the Company and/or its Subsidiaries, and Brazilian Law No. 13,709/2018 (the Brazilian General Data Protection Law – Lei Geral de Proteção de Dados, “LGPD”). Except as provided in Exhibit 6.2.17, with respect to the Company and its Subsidiaries: (a) The Company and its Subsidiaries are in the process of implementing and adapting to applicable laws relating to the privacy and protection of Personal Data, including, without limitation, LGPD. All the actions pending implementation are described in the Exhibit 6.2.17. (b) All Personal Data processed by the Company and its Subsidiaries was collected in compliance with the applicable laws in force at the time of collection, including through the express, free, and informed consent of the respective data subjects, whenever such consent is required to retain the Personal Data pursuant to the applicable laws.

36 (c) The Company and the Subsidiaries process the information contained in the Personal Data in accordance with, and within the limits of, the applicable law. (d) The Company and the Subsidiaries have not received any official notice from Governmental Authority alleging non-compliance with Personal Data protection regulations. (e) The Company and the Subsidiaries are not a party to any Claim with any Person regarding Personal Data protection, including fail to fulfill requests for anonymization, blocking, or deletion of Personal Data. (f) The Company and the Subsidiaries have taken all legally required measures to ensure that all information contained in the Personal Data is protected against security incidents, including, but not limited to, damage, loss, and unauthorized access, use, modification, or disclosure. (g) The Company and the Subsidiaries have not suffered any security incident, including any incident that may have exposed the Personal Data, in whole or in part, to unauthorized access, use, modification, or disclosure. (h) The Company and the Subsidiaries are not aware of any act or fact that may have caused any type of security incident, including data breaches, misuse, sharing, or processing of Personal Data in violation of the applicable laws. For purposes of this Agreement, “Personal Data” means all information relating to an identified or identifiable individual, including any data that, directly or indirectly, can be used to identify a natural person, such as name, identification number, location data, online identifiers, or factors specific to the physical, physiological, genetic, mental, economic, cultural, or social identity of that individual. 6.2.18 Properties The Company and its Subsidiaries do not own any real estate property. The real estates owned, used, leased or occupied by the Company and its Subsidiaries or in which the Company and/or its Subsidiaries have any actual right or interest including a leasehold (“Properties”) are identified in Exhibit 6.2.18. Except as set forth in Exhibit 6.2.18: (i) the Properties are occupied or used by the Company and its Subsidiaries, having right of ownership or under lease or license whose terms allow that occupation or use; (ii) all material expenses, Taxes, fees, rents or any other amounts or obligations of the Company and its Subsidiaries payable to date, in relation to the use of the Properties have been fully and timely paid or performed and there are no overdue amounts pending payment; (iii) there are no outstanding options or rights of first refusal, or other pre-emptive rights or purchase rights with respect to any Property (or any portion thereof); (iv) the Properties are free and clear of any Liens, and the title to use agreements are legally valid, binding and enforceable against and by the Company and its Subsidiaries, in each case in accordance with their respective terms; (v) the Company and its Subsidiaries have not violated any of the terms of the

37 title to use of the Properties and neither party is in default of the terms of such agreements; (vi) there are no leases, subleases, licenses or other agreements that grant to any Person other than the Company and its Subsidiaries any right related to the possession, use, occupation or enjoyment of the real property held or leased by the Company and/or its Subsidiaries, or any portion thereof in such Properties; (vii) the use of none of the Properties by the Company or the Subsidiaries breaches zoning rules or other applicable rules or regulations; (viii) no Claim has been constituted against the Company or the Subsidiaries regarding the use of the Properties, and neither the Seller nor the Company and its Subsidiaries have received written or verbal notice of any Claim, and no proceedings are imminent against such Properties; and (ix) the sewage, water, gas, telephone, electrical and drainage facilities are adequate to meet the Company's and its Subsidiaries’ current operations (or intended operations) in the respective Properties. 6.2.19 Bank Accounts Exhibit 6.2.19 contains a list of all bank accounts, investment accounts and safe deposit boxes and of the financial institutions where the bank accounts, investment accounts and safe deposits are maintained by the Company and its Subsidiaries. 6.2.20 Insurance Exhibit 6.2.20 contains a list of all insurance policies the Company and its Subsidiaries have subscribed as of the Execution Date. To Company’s Knowledge, there is no Claim pending under any of its policies or certificates in respect of which coverage has been questioned, denied or discussed by the underwriters of such policies or certificates, or in respect of which such underwriters have reserved their rights. All premiums due under these policies and certificates have been paid timely and the Company and its Subsidiaries have fully complied with the terms and conditions of such policies and certificates. Insurance policies and certificates (or other policies and certificates providing substantially similar coverage) are in effect and will be in full force and effect or duly renewed on the Closing Date. The Company and its Subsidiaries maintain insurance that covers risks in amounts compatible with the practice of the industry in Brazil and all insurance policies were contracted under market conditions. To Company’s Knowledge, there is no imminent termination of, increase in premium in respect of, or significant change in the coverage provided for in any such policies or certificates. The Company and its Subsidiaries have not ceased to practice or caused any act that may cause the refusal of its insurers to indemnify them, as the case may be, for the occurrence of insured events. No insurer of any such policies has been declared insolvent or placed under receivership, intervention or liquidation, and no notice of cancellation or termination has been received in respect of such policies. 6.2.21 Labor Matters (i) Except as set forth in Exhibit 6.2.21(i), the Company and its Subsidiaries: (a) are in compliance with employment agreements according to labor, social

38 security and tax related Laws related to its Employees, officers and directors, including the corresponding registration and payment of applicable charges from all its Employees, as well as the mandatory hiring quotas; and (b) paid and/or collected, when due, all salaries and respective charges to its Employees, officers and directors. (ii) The Company’s and the Subsidiaries’ Employees are registered as such in the proper registry documents (including Employees’ book and professional booklet), together with his/her corresponding salary and benefits, all in compliance with applicable labor Laws. Except as set forth in Exhibit 6.2.21(ii), the Company and its Subsidiaries have not changed or agreed to change in any material way employment policies, including those applicable to increase of salary, deferred compensation, fringe benefits, severance pay plans or retirement plans related to Employees, service providers, directors and/or officers, other than in compliance with applicable regulations or collective bargaining agreements. (iii) Except as set forth in Exhibit 6.2.21(iii), other than the right of each of the Employees to exercise their rights under the respective agreements, no Employee, service provider, director or officer will become entitled to (a) any bonus, retirement, severance, job security or similar benefit; (b) an increase in the amount or value of any benefit or compensation otherwise payable; (c) enhancement of any such benefit (including acceleration of vesting or exercise of an incentive award); or (d) any compensation, gratuity or advantage as a result of the execution of this Agreement or the consummation of the Transaction. (iv) Except as provided in the Exhibit 6.2.21(iv), there are no: (a) Claims of a labor nature involving the Company or its Subsidiaries; (b) strikes, decrease in the pace of work or picket; (c) audits, reviews, inspections, assessments or investigations by the Ministry of Labor or the National Institute of Social Security - INSS, or any other administrative or judicial action or procedure filed by the Public Prosecutor's Office of Labor (Ministério Público do Trabalho) or union; (d) conduct adjustment agreements signed by the Company or its Subsidiaries; or (e) any stock option plan that binds the Company or its Subsidiaries or agreements (verbal or written) for bonuses, deferred remuneration, golden parachute, participation in the Company's or its Subsidiaries’ results or any similar commitment that results in an obligation to pay or provide benefits, for whatever reason, by the Company or its Subsidiaries to their respective officers, collaborator, Employees or service providers; provided, to Company’s Knowledge, there are no threats or imminence of any of the foregoing events. All amounts related to labor Claims in the execution phase or to the agreements entered into are being duly paid when due by the Company or its Subsidiaries, as applicable; and (v) Except as provided in the Exhibit 6.2.21(v), (a) no collective bargaining agreement is currently being negotiated by the Company or its Subsidiaries, (b) the collective bargaining agreements applicable to the Company and its Subsidiaries are being complied with in all their material respects, and (c) the Company and its Subsidiaries are not a party to any collective bargaining agreement involving any union entity.

39 6.2.22 Environmental Matters (i) To Company’s Knowledge, the Company and its Subsidiaries are in good standing and in compliance with the environmental laws, and there is no condition nor has any event occurred that constitutes a violation of, or would result in any Loss on, the Company, its Subsidiaries or any of their respective assets, projects or activities under such laws. To Company’s Knowledge, neither the Company nor any of its Subsidiaries has ever been in breach of any environmental law, and there is no investigation, citation, enforcement action or requirement pending or threatened requiring the adoption or implementation of any remediation under environmental law. (ii) Neither the Company nor any of its the Subsidiaries has ever received any notice from any Governmental Authority alleging that any aspect of the business, operations, projects or facilities of the Company or its Subsidiaries is in violation of any environmental law, or that the Company or any of its Subsidiaries is responsible, or potentially responsible, for the cleanup or remediation of any substance at any location. (iii) To Company’s Knowledge, there has never occurred any circumstance that has given rise to, or could give rise to, any liability of the Company or its Subsidiaries under environmental law. 6.2.23 Competitive Aspects To Company’s Knowledge, the Company and its Subsidiaries have never been and are not involved in any ongoing proceedings or inquiries of a competitive nature under review by CADE or any other Governmental Authority. The Company and its Subsidiaries have not received any official letter, summons, subpoena, or notice (whether judicial or extrajudicial) regarding alleged anticompetitive practices and/or unfair competition involving the Company, its Subsidiaries and/or its employees. 6.2.24 Litigation Except for the Claims listed in Exhibit 6.2.24 which include Claims in which the Company and its Subsidiaries have been formally served or notified, there are no Claims against the Company and/or its subsidiaries or, to Company’s Knowledge, pending threatened in writing against the Company and/or its Subsidiaries, whether of an administrative, judicial, arbitral, regulatory, corporate, criminal, civil, tax, environmental, labor or any other nature, before any Governmental Authority or an arbitration panel. There are no Orders pending or, to Company’s Knowledge, threatened in writing against the Company or its Subsidiaries. 6.2.25 Compliance with Laws; Licenses To Company’s Knowledge, the Company and its Subsidiaries conduct, and have always conducted, their activities in all its material aspects in accordance with the applicable Law, and has been complying with all obligations to which they are subject under any Laws, regulations, normative instructions, judicial or administrative orders, conduct adjustment agreements (termos de ajustamento de conduta) or other normative acts applicable to the Company or its Subsidiaries to which they are bound or that relates to the conduct of its business. To the Company’s Knowledge, the Company and its Subsidiaries are not in breach of any of the provisions of any such registration, license, authorization or consent.

40 To the Company’s Knowledge, there is no assessment, notification, investigation or any instructional proceeding (procedimento instrutório) related to the non- compliance with Laws enforceable against the Company or its Subsidiaries out of the Ordinary Course of Business. The Company and its Subsidiaries are not regulated entities and, therefore, are not subject to licensing or accreditation requirements, nor are their activities directly subject to regulatory compliance with the Brazilian Central Bank’s regulations. 6.2.26 Tax Except as provided in Exhibit 6.2.26: (i) To the Company’s Knowledge, all Tax Returns, payments of estimated Tax, Tax payment slips and Tax reports required to be filed with respect to the Company and its Subsidiaries or any of their income, properties, franchises or operations have been timely filed (taking into account all validly obtained extensions of due dates) in the Ordinary Course of Business. All these Tax Returns are complete and correct. (ii) All Taxes required to be paid or withheld by the Company and its Subsidiaries have been timely and fully paid in all material respects or, as the case may be, withheld and remitted to the appropriate Governmental Authority, or have been or will be duly and sufficiently accrued, in accordance with the accounting principles methods, practices, procedures and policies generally accepted in Brazil, in each case as reflected on the Financial Statements. (iii) No Claim by any Governmental Authority has commenced and, to the Company’s Knowledge, the Company and its Subsidiaries have not received written notice that such an audit is pending with respect to any Taxes due from or with respect to the Company or its Subsidiaries or any Tax Return filed by or with respect to the Company or its Subsidiaries. There is no contingency that has been notified to the Company or its Subsidiaries, notice of infraction or collection claimed, drawn up or demanded from the Company or its Subsidiaries by any Authority, which has not been complied with and/or against which no defense has been initiated. No assessment of Tax has been received by the Company or its Subsidiaries. There are no agreements or waivers in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or its Subsidiaries may be liable. (iv) Except for generally applicable federal tax incentives, notably those provided under Law No. 11,196/2005 (Lei do Bem) in connection with research, development and technological innovation activities, and, when applicable, the payroll tax relief regime (CPRB) pursuant to Law No. 12,546/2011, the Company and its Subsidiaries (i) are not subject to any special Tax regimes (regimes especiais) or beneficiary of any Tax incentives; (ii) do not have any Tax benefit, exemption, reduction or rescheduled Tax liabilities; or (iii) are not a party to any Tax amnesty plan or similar program for Tax installments and amnesty. (v) All Taxes that the Company and its Subsidiaries have been required by Law to withhold or to collect for payment have been withheld and collected and have been paid over in all material respects to the appropriate Governmental

41 Authority in compliance with all applicable Law, except as set forth in Exhibit 6.2.26, which lists the payments made to a judicially ordered escrow account. 6.2.27 Customers and Suppliers The relationship of the Company and its Subsidiaries with each of their customers and suppliers has been established and has been conducted in the Ordinary Course of Business. Since the Base Date, no supplier or customer with whom the Company maintains any of the Material Contracts listed in Exhibit 6.2.13: (i) is involved in any litigation with the Company or its Subsidiaries; (ii) canceled, or otherwise terminated, or materially reduced its relationship with the Company or its Subsidiaries; (iii) sent notice (judicial or extrajudicial) to the Company or its Subsidiaries or taken any other action as a result of which the Company or its Subsidiaries limit or substantially reduce its volume or business with the Company or its Subsidiaries; (iv) To the Company’s Knowledge, the Company and its Subsidiaries have not received any notice to the effect that any of its current suppliers will not sell merchandise and other goods to the Company or its Subsidiaries on terms and conditions substantially similar to those used in their current sales; and (v) To the Company’s Knowledge, the Company and its Subsidiaries have not received any notification from their current customers questioning, in any way, the services provided or amounts involved, nor requesting the termination or rescission of the current contracts entered into with such customers. 6.2.28 Insolvency The Company and its Subsidiaries are solvent, do not have Debts and/or obligations that may affect their financial condition to carry out the Transaction and/or that represent a risk that its consummation may be considered as an act practiced with fraud against creditors or fraud in the execution. To the Seller’s Knowledge and to the Company’s Knowledge, there are no pending or threatened Claims concerning the assets of the Seller or the Company and its Subsidiaries that could adversely affect the consummation of the Transaction or represent a fraud against creditors. There are no protests against the Company or its Subsidiaries which have not been timely and duly disputed or secured. No Order or Claim has been made, petition presented, resolution passed or meeting convened, by or against the Seller, the Company or its Subsidiaries, for the winding up, judicial or extrajudicial restructuring of the Company or its Subsidiaries or for the appointment of an administrator or provisional judicial administrator to it or whereby its assets are to be distributed to their creditors. The Seller is solvent and the Transaction shall not change or alter such a situation and does not constitute fraud or risk of fraud, of any nature, against Third-Parties and/or the Buyer. The Seller has and will have financial capacity to comply with its obligations under this Agreement. 6.2.29 Compliance with Anti-Corruption Laws The Company and its Subsidiaries and, to Company’s Knowledge, its

42 Representatives: (i) have always conducted the activities of the Company and its Subsidiaries in accordance with the applicable Anti-Corruption Laws, and have not committed, by action or omission, any act that could or may be considered a violation or that may give rise to the Company's or its Subsidiaries’ liability under the Anti-Corruption Laws, also having complied with all applicable Laws and rules related to electoral contributions and political donations, gifts, giveaways, entertainment, hospitality and any other expenses paid, offered or promised to Governmental Official or Third-Parties related to them; (ii) have not given, offered, promised or authorized, directly or indirectly, the payment or delivery of any unlawful advantage to a Governmental Official or a Third-Party related to them; (iii) have not offered the payment of money or any value, gift, offer or donation of anything of value to any Governmental Official, directly or indirectly, with the intention to influence any act or decision of a Governmental Authority or a Governmental Official in their official competence or capacity, induce them to perform or omit to perform any act in violation of their legal duty, ensure any undue advantage or induce the Governmental Official to use their influence with any other Governmental Authority to affect or influence any act or decision, with the purpose of assisting the Company or its Subsidiaries in obtaining, maintaining or directing business; (iv) have not financed, funded, sponsored or in any way subsidized the practice of unlawful acts prohibited by the Anti-Corruption Laws, or used any assets or funds of the Company or its Subsidiaries or to make payments, donations, gifts or any other advantages for the benefit of Governmental Officials or Third-Parties related to them, except for those carried out in compliance with the Company’s Code of Ethics and Conduct (Código de Ética e Conduta) and its Gifts, Gratuities, Entertainment and Hospitality Policy (Política de Brindes, Presentes, Entretenimento e Hospitalidades); (v) have not practiced, by action or omission, any act that may result in an advantage or undue benefit, fraud or frustration of the bidding process or contract, in violation of the Anti-Corruption Laws; (vi) not practiced, by action or omission, any acts with the purpose of hindering an investigation or inspection activity of Governmental Authority, or of intervening in their respective performance; (vii) are not and have not been under investigation or monitoring due to events related to violations of the Anti-Corruption Laws; (viii) have neither conducted nor initiated any internal investigation nor disclosed, voluntarily or involuntarily, to any Governmental Authority, facts, acts, practices, or omissions arising from or related to any violation of the Anti- Corruption Laws; (ix) are not and have not been subject to an ongoing or convicted judicial or administrative proceeding, before any Governmental Authority with regards to compliance with Anti-Corruption Laws;

43 (x) are not listed as disreputable, prohibited or with any restrictions on the rights to contract with any Governmental Authority and are not subject to economic, financial or business restrictions or sanctions by any Governmental Authority, including, without limitation, the National Registry of Disreputable and Suspended Companies (Cadastro Nacional de Empresas Inidôneas e Suspensas), the National Registry of Punished Companies (Cadastro Nacional das Empresas Punidas) and the National Registry of Civil Convictions for Administrative Improbity and Ineligibility (Cadastro Nacional de Condenações Cíveis por Ato de Improbidade Administrativa e Inelegibilidade); (xi) have not entered into contracts with, or made payments to, any Person in violation of the Anti-Corruption Laws, or that have not been formalized in the Company's and/or its Subsidiaries’ internal books and records; (xii) Except as provided for in Exhibit 6.2.29(xii), have developed and maintain a program of integrity and compliance commensurate with its size and risk profile and is in the process of continuously enhancing its internal controls aimed at the prevention, detection and remediation of bribery or corruption practices by its Representatives and any Third-Parties; (xiii) have implemented and maintain a system of adequate internal accounting controls and accounting books and records that accurately, fairly and reasonably reflect the reality of its transactions. 6.2.30 Establishments Exhibit 6.2.30 sets forth a list of all establishments currently existing and used by the Company and its Subsidiaries, indicating the respective main activity, address, form of occupation (i.e., own or leased establishments) and Tax enrollment number, when applicable. 6.2.31 Guarantees of Third-Party Obligations As of the Execution Date, the Company or its Subsidiaries have not granted any guaranty or security interest to secure any Third-Party Debt or obligations, including, without limitation, personal guarantees (fiança or aval), pledges, mortgages or fiduciary transfers (alienação fiduciária). 6.2.32 Powers of Attorney All powers of attorney in force granted by the Company and its Subsidiaries, including powers to operate bank accounts and/or assume obligations of any nature in their respective names, in any case related to its business, are listed in the Exhibit 6.2.32, excluding powers of attorney ad judicia. 6.2.33 Further Representations and Warranties Except as to those matters covered by the representations and warranties expressly set out in this Agreement, the Seller makes no other representations or warranties whatsoever (including any implied or express warranty as to the condition, value or quality of the business of the Company or other implied or express warranty) to the Buyer. It is understood that a given matter that is expressly disclosed in this Agreement under a specific Exhibit shall also be considered as disclosed for purposes of a different Exhibit to the extent that its relevance thereto is reasonably

44 apparent on its face. 6.3 Representations and Warranties of the Buyer The Buyer hereby expressly represents and warrants to the Seller and the Company that the following representations and warranties are true and accurate on the date hereof and shall be true and accurate on the Closing Date (or, if made expressly in relation to a specific date, as of such date): 6.3.1 Organization The Buyer is a Brazilian corporation (sociedade anônima) validly existing and legally and duly incorporated, and in good standing, under the Laws of the Federative Republic of Brazil. The Seller has full capacity and legitimacy and is legally entitled to conduct their business as currently conducted, as well as to hold and use all of their assets and properties. 6.3.2 Power, Capacity and Authorization The Buyer has full power, capacity and authority to: (i) enter into this Agreement and all other documents and instruments necessary for the completion of the Transaction; (ii) comply with the obligations undertaken in this Agreement and in all documents necessary for the completion of the Transaction; and (iii) consummate the Transaction, having taken all necessary measures and obtained all necessary approvals to authorize the conclusion and execution of the Transaction, without the need for any consent, approval or authorization of any Third-Party or any Affiliate of the Buyer. 6.3.3 Enforceability 6.3.4 This Agreement has been signed by the Buyer and constitutes a legal, valid and binding obligations, enforceable against it, in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Each of the Transaction documents to be signed prior to and/or on the Closing Date constitutes and shall constitute a valid and enforceable obligation of each of its Parties in accordance with their respective terms. 6.3.5 Consents The execution and performance of this Agreement by the Buyer, as well as the execution of the other Transaction documents and the consummation of the Transaction: (i) do not violate or contradict any constitutive or corporate document of Buyer and/or any corporate resolutions of its partners; and (ii) do not violate or contradict any Law, regulation, order, Decision or judgment issued by any Governmental Authority, applicable to the Buyer. All or any consents, permissions, approvals and agreements from, and other notices to, Third-Parties which are necessary for the Buyer to obtain in order to enter and perform its obligations under this Agreement, in accordance with its terms, have been, or at Closing will have been (as the case may be), unconditionally obtained or waived in writing.

45 6.3.6 No Brokerage Fees Except for lawyers, investment bankers, financial advisors and other professional advisors hired by the Buyer to assist it in the implementation of the Transaction (which costs and expenses shall be borne and paid exclusively by the Buyer), no broker, finder, investment banker or similar agent: (i) has been retained or employed by or on behalf of the Buyer in connection with the Transaction; (ii) is authorized to act on behalf of the Buyer within the scope of the Transaction; or (iii) is or might be entitled to any fee, legal fees, commission or payment from the Buyer in connection with the preparation, negotiation and execution of this Agreement or the consummation of the Transaction. 6.3.7 Solvency The Buyer is solvent under the applicable Law and is able to pay its debts as they fall due. There are no claims or proceedings in relation to any undertaking or agreement with creditors or any other insolvency proceedings against the Buyer and no events have taken place which, under applicable Law, would justify such proceedings. 6.3.8 Compliance with Anti-Corruption Laws The Buyer and, to its Knowledge, its Representatives have conducted the Buyer’s activities in accordance with the applicable Anti-Corruption Laws, and no Representative of the Buyer has violated any applicable Anti-Corruption Laws or paid, promised to pay or authorized the payment of any money, or offered, given or promised to give or authorized the giving of anything of value to any other Person intending to improperly obtain or retain business or an advantage in the conduct of business for the Buyer. To the Buyer’s Knowledge, there is no administrative or judicial proceeding before any Governmental Authority with regard to compliance with Anti-Corruption Laws involving the Company. 6.3.9 Financial Capacity The Buyer shall have sufficient funds at Closing to pay the Base Purchase Price and any other amounts under this Agreement and the Buyer has no reason to believe it will not be able to have sufficient funds to pay any amounts under this Agreement when due. Any such funds shall have been legally and lawfully sourced and obtained, including under any Anticorruption Laws. 6.3.10 Knowledge The Buyer acknowledges and confirms for the benefit of the Seller and its advisers that: (i) the Buyer is not relying on, nor has it been induced to enter into this Agreement, by any representations and/or warranties provided by the Seller except for those representations and warranties set forth in this Agreement and (ii) except as set forth in this Agreement, the Seller has made no representations or warranties with respect to financial estimates, projections and predictions regarding the Company, and the Buyer is relying only on the Seller’s assurance that such financial estimates, projections and predictions were prepared in good faith and were based on assumptions believed by the Seller to be reasonable at the relevant time. 6.3.11 Further Representations and Warranties

46 Except as to those matters covered by the representations and warranties expressly set out in this Agreement, the Buyer does not make any other representations or warranties whatsoever (including any implied or express warranty as to the condition or other implied or express warranty) to the Seller. 7 Indemnification 7.1 Indemnification Obligation 7.1.1 Indemnification by the Seller Subject to the limitations and provisions set forth in this Chapter 7 (Indemnification), the Seller hereby undertakes to indemnify, defend and hold harmless the Buyer, its Affiliates (including the Company after the Closing Date) and each of their respective Representatives, successors and permitted assignees (“Buyer’s Indemnified Parties”), in respect of any and all Losses incurred by any Buyer’s Indemnified Party as a result of, arising out of or in connection with: (i) a violation, breach or failure to perform any covenant or obligation undertaken by the Seller or the Company under this Agreement to be satisfied or complied with that has not been cured (to the extent capable of being cured) within thirty (30) days of written notice given to the Seller by the Buyer, except with respect to Losses arising from violation, breach or failure to perform any covenant or obligation for which a specific compensatory penalty is provided for under this Agreement; (ii) any breach or violation of any representation or warranty made under Section 6.1 and Section 6.2 hereof; (iii) any and all acts, facts, omissions related to the Company, its Business or activities, in each case which event is directly and/or indirectly, in whole or in part, related to the period prior to the Closing Date, even if their effects only materialize in the future, and whether or not identified during the process of due diligence, informed or not under the representations and warranties set forth in this Agreement or in its Exhibits and whether or not known by the Seller or the Buyer; or (iv) any event that causes the Buyer and/or the Company to be deemed, after the Closing Date, at any time, successor or liable for Losses, Liens, obligations or judicial, administrative or arbitration proceedings of the Seller or its Affiliates, directly or indirectly. 7.1.2 Indemnification by the Buyer The Buyer hereby undertakes to indemnify, defend and hold harmless the Seller and its Affiliates, and each of its respective Representatives, successors and permitted assignees (“Seller’s Indemnified Parties”), in respect of any and all Losses incurred by any Seller’s Indemnified Party as a result of, arising out of or in connection with: (i) a violation, breach or failure to perform any covenant or obligation undertaken by the Buyer under the Transaction Documents that has not been cured (to the extent available) within thirty (30) days of written notice given to the Buyer by the Seller, except with respect to Losses arising from

47 violation, breach or failure to perform any covenant or obligation for which a specific compensatory penalty is provided for under this Agreement; (ii) any breach or violation of any representation or warranty made under Section 6.3 hereof; (iii) any breach of any covenant of the Company under this Agreement to be complied as from the Closing Date; (iv) any and all acts, facts or omissions related to the Company, its Business or activities, in each case which event is directly and/or indirectly, in whole or in part, related to the period initiating on the Closing Date; or (v) any event that causes the Seller to be deemed, after the Closing Date, at any time, successor or liable for Losses, Liens, obligations or judicial, administrative or arbitration proceedings of the Buyer or its Affiliates (including the Company and its Subsidiaries), directly or indirectly, provided that the Losses arise from events occurred after the Closing Date. 7.2 Survival Period 7.2.1 Except as set forth in Section 7.3.3, the indemnification obligations under Sections 7.1.1 and 7.1.2 shall survive for [***]. 7.2.2 Notwithstanding the expiration of the survival period above, if the relevant Indemnified Party has provided a Notice of Direct Claim or a Notice of Third-Party Claim in good faith within the survival period, the respective indemnification obligation shall survive until the claim is finally resolved and the respective Loss is duly indemnified by the Indemnifying Party to the Indemnified Party under the terms of this Agreement. 7.3 Limitations on the Indemnification obligation 7.3.1 Limitation on Indemnification The Indemnifying Parties’ obligation to indemnify any Indemnified Parties pursuant to Section 7.1.1 and Section 7.1.2 shall be subject to the following limitations: (i) Caps The maximum aggregate amount of indemnifiable Losses for which the Seller shall be liable under this Agreement shall not exceed (A) [***] in respect of Losses arising from breach of Fundamental Reps and Warranties, breach of any covenants or obligations under this Agreement, including Sections 4.5.1, 4.5.2 and 4.5.5, and Chapters 5 (Conduct of Business), 8 (Antitrust Condition) 9 (Non-Compete and Non-Solicitation), and 10 (Confidentiality), or in case of willful misconduct, bad faith or fraud, and (B) [***] in respect of all other Losses, provided that such cap amount shall be adjusted by the positive variation of the IPCA, as of the Closing Date. (ii) Minimum Claim The indemnification shall only apply in relation to Losses which individual

48 amount (including any related expenses and costs) exceeds [***] (“Minimum Claim”). (iii) Basket No indemnification payment shall be due by the Seller until such time as the aggregate amount (including interest and costs) that would be recoverable by the Buyer Indemnified Parties in respect of Losses exceeds [***] (“Basket”), or until the first anniversary of the Closing Date, whichever occurs first; provided that once either of such conditions are satisfied, the Buyer’s Indemnified Parties shall be entitled to the entire Loss amount of indemnification, including the Basket amount. 7.3.2 The Seller shall not have any liability in respect of any Claim if and to the extent that: (i) the fact, matter, event or circumstance giving rise to such Claim is remediable and is remedied by the Seller, at its expense, within forty- five (45) days as of the date on which written notice of such Claim is given to the Seller pursuant to Section 7.4, and no Loss is incurred by Buyer’s Indemnified Parties in this regard; (ii) the fact, matter, event or circumstance giving right to such Claim is for an amount which the Buyer has effectively recovered from any Person other than the Seller or an Affiliate of the Buyer whether under any provision of Law, insurance policy or otherwise howsoever; (iii) such Claim is attributable to any act after Closing by the Buyer or the Company or any of their Representatives; (iv) the matter giving rise to the Claim arises from any act or failure to act with the express written consent of Representative of the Buyer; (v) such Claim arises or is increased as a result of, or is otherwise attributable to (a) the passing or coming into force of, or any change in, after the Closing Date, any Law, rule, regulation, directive, interpretation of the Law or any administrative practice of any Governmental Authority in any such case not actually in force at the Closing Date to the extent that such change retroactively applies to pre-Closing events; (b) any increase in rates of Tax or any change in the published practice of any Tax authority, in each case made on or after the Closing Date; or (c) any change in the accounting reference date of the Buyer, the Company made on or after Closing and any change in any accounting policy, principle, practice or procedure of the Buyer or the Company after Closing. 7.3.3 Exceptions None of the limitations provided for in Section 7.2 or in this Section 7.3 shall apply to the obligation of the Indemnifying Party to indemnify for Losses as a result of, arising out of or in connection with acts, facts, events, liabilities or omissions relating to fraud, gross negligence or willful misconduct. The Parties further acknowledge that, in the event of any fact, matter, event, or circumstance giving rise to Claims for an amount which the Company is entitled to seek or obtain indemnification, reimbursement, or any other form of recovery from any Third-Party in connection with M&A transactions to which the Company is or has

49 been a party, whether under any provision of the relevant M&A agreement, applicable Law, insurance policy, or otherwise, and regardless of the existence of any guarantee for such indemnification, the Company shall first seek recovery from such Third-Party and to first enforce any guarantees held by the Company in connection therewith, including by accessing any available balances maintained in the Escrow Accounts. The Buyer shall be deemed to have satisfied such obligation only after having exhausted all such guarantees and has pursued all available extrajudicial remedies against such Third-Party. Notwithstanding the foregoing, if, after a period of ninety (90) days from the date such extrajudicial remedies were initiated, the Buyer has not received the full amount of the Losses from the applicable Third Party, the Seller shall indemnify the Buyer for the portion of the Losses that remains unpaid. The failure or inability to finally settle, perform, or otherwise satisfy its indemnification or reimbursement obligations, shall not limit, reduce, or otherwise affect the Seller’s indemnification obligations under this Agreement, and the Buyer shall remain entitled to seek recovery directly from the Seller, in the extent of the portion of the Losses that remains uncovered after exhaustion of such remedies. Notwithstanding the Seller’s obligation to indemnify the Buyer for the portion of the Losses that remains unpaid, the Buyer shall (and shall cause the Company to) continue to use all reasonable efforts, whether through judicial or extrajudicial measures, to pursue the indemnification from the relevant Third-Party. The Seller may, at its sole discretion, assume and conduct such recovery efforts, on the terms and subject to the procedures set forth in Section 7.6.2. Any indemnification recovered by the Company as a result of the efforts provided for in this Section shall be treated as Contingent Assets for purposes of this Agreement. 7.3.4 Continued Practices In the event in which a Loss is found to result from acts, facts or omissions related to the Company, its Business or activities initiated in the period prior to the Closing Date but continued thereafter, the respective indemnification shall be payable by (i) the Seller, in relation to the period prior to the Closing Date; or (ii) by the Buyer, in relation to the period as from the Closing Date. 7.3.5 No Double Negative Adjustment for Liability No indemnification shall result in double recovery in respect of the same Loss, to the extent the Indemnified Party has already recovered damages or obtained payment, reimbursement, restitution or indemnity for such Loss. 7.3.6 Exclusive Remedy Except for the right to seek specific performance and/or for indemnification obligations arising out of fraud, gross negligence, willful misconduct or criminal conduct, the indemnification provided for in this Chapter 7 (Indemnification) shall be the sole and exclusive remedy for the Losses incurred by any Indemnified Parties. 7.4 Notice of Losses Upon the occurrence of an event which may result in a Loss, in each case that is subject to indemnification pursuant to Section 7.1.1 or Section 7.1.2, an Indemnified Party may seek recovery of such Loss pursuant to this Chapter 7 (Indemnification) by delivering to the Party or Parties from whom indemnity is sought hereunder (“Indemnifying Party”) a Notice of Direct Claim or a Third-Party Claim (as defined below) in respect of a claim for Losses, within

50 the time period permitted under Section 7.2. For the avoidance of doubt, nothing in this Section 7.4 shall be construed to extend the survival periods set forth in Section 7.2 applicable to the indemnification obligations. 7.5 Conditions for Indemnification of Claims 7.5.1 Direct Claims The rights and obligations of the Parties under this Chapter 7 (Indemnification) with respect to indemnifiable Losses deriving from Direct Claims shall be subject to the following terms and conditions: (i) For purposes hereof, “Notice of Direct Claim” shall mean a certificate signed by any officer of an Indemnified Party or an Indemnified Party (if such Person is a natural Person): (a) stating that an Indemnified Party has effectively incurred Losses not related to a Third-Party Claim (“Direct Claim”) and including, to the extent reasonably practicable, the amounts of such Losses and (b) specifying in reasonable detail the basis for such Losses (including, but not limited to, a summary of the Claim duly accompanied by the documents referenced in such summary). The date of such delivery of a Notice of Direct Claim is referred to herein as the “Claim Date” of such Notice of Direct Claim (and the claims for indemnification contained therein). (ii) An Indemnifying Party may object to a Notice of Direct Claim by delivering to the Indemnified Party seeking indemnification a written statement of objection to the claim described in the Notice of Direct Claim (an “Objection Notice”), which Objection Notice shall set forth in reasonable detail the nature of the objections to the claims under the Notice of Direct Claim in respect of which the objection is made; provided that, to be effective, such Objection Notice must be delivered to the Indemnified Party prior the thirtieth (30th) day following the Claim Date of the Notice of Direct Claim (such deadline, the “Objection Deadline”). (iii) If the Indemnifying Party sends an Objection Notice, the Parties shall meet within the following fifteen (15) days to try to reach an agreement in good faith regarding the quantification of the Loss under dispute. In the event that any claim under a Notice of Direct Claim is resolved by negotiation between Indemnifying Party and Indemnified Party, any agreement thereon reached shall be prepared in writing in a memorandum setting forth such agreement and shall be signed by all applicable parties. In this event and following the relevant cash disbursement, an indemnifiable Loss shall be considered materialized, the Parties shall register it in the Graphic Account and it shall be payable in accordance with the rules set forth in Section 7.8. The failure by the Parties to amicably reach an agreement regarding the responsibility for the payment of the Loss claimed in the Notice of Direct Claim shall be finally settled in accordance with Section 11. Upon such settlement, an indemnifiable Loss shall be considered materialized, the Parties shall register it in the Graphic Account and it shall be payable in accordance with the rules set forth in Section 7.8. (iv) To the extent the Indemnifying Party does not object in writing to the claims

51 contained in a Notice of Direct Claim until the Objection Deadline, such failure to object shall be an irrevocable acknowledgment by the Indemnifying Party that the Indemnified Party is entitled to the full amount of the Losses set forth in such Notice of Direct Claim (and such entitlement shall be conclusively and irrefutably established) with respect to the applicable Parties against whom indemnification has been sought. In this event and following the relevant cash disbursement, an indemnifiable Loss shall be considered materialized, the Parties shall register it in the Graphic Account and it shall be payable in accordance with the rules set forth in Section 7.8. 7.5.2 Third-Party Claims (i) In the case of any claim for Losses arising from a Claim of a Third-Party (a “Third-Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and in any event within five (5) Business Days of receipt of any notice or subpoena, or before the expiry of the date that is one half (1/2) way through the relevant legal period mandated to present an answer or defense against such Third-Party Claim, whichever occurs first; such written notice shall include, as long as such information is available to, known by, or in any way reasonably accessible by the Indemnified Party (a) the amount or the estimated amount of Losses sought thereunder, to the extent reasonably ascertainable, (b) any other remedy sought thereunder, and (c) any relevant time constraints relating thereto that are known and (d) shall include copy of all documents and information available regarding such Third-Party Claim (including, but not limited to, the complete version of the case records, if available). The failure of any Indemnified Party to give a timely notice as required hereby shall not relieve the Indemnifying Party from its obligation to indemnify under this Agreement with respect to a Third-Party Claim, except in case the conduct of the defense of such Third-Party Claim by the Indemnifying Party is materially harmed thereby (including, but not limited to, events that impair defense strategy, production of evidence, or preservation of appellate rights). For the purpose of this Section, the Parties agree that if the Indemnified Party delivers to the Indemnifying Party notice of a Third-Party Claim on or after the date that is two thirds (2/3) of the relevant legal period mandated to present an answer or defense against such Third-Party Claim, it shall be deemed to constitute material harm to the defense of such Third-Party Claim. (ii) Except as otherwise provided herein, the Indemnifying Party shall have the right to defend and to direct the defense against any Third-Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party; provided that the Indemnifying Party shall not be entitled to assume the defense or control of a Third-Party Claim (but shall be entitled to request and receive information in respect thereof and shall pay the fees and expenses of counsel retained by the Indemnified Party in defending or controlling such Third-Party Claim) if (a) such Third-Party Claim solely seeks an injunction or other equitable relief against the Indemnified Party; or (b) such Third-Party Claim involves any criminal proceeding, action, indictment, allegation or investigation involving the Indemnified Party’s reputation

52 (including Claims involving matters related to the Anti-Corruption Law). The Indemnified Party shall have the right to participate in (but not control) the defense of any Third-Party Claim controlled by the Indemnifying Party in accordance with the provisions of this Section 7.5.2 with counsel employed at its own expense. No compromise or settlement of any Third-Party Claim may be effected by the Indemnified Party without the Indemnifying Party’s consent (which shall not be unreasonably withheld, conditioned or delayed). (iii) Indemnified Party shall provide reasonable access to the Indemnifying Party and/or their Representatives to all records, documents and information related to any Third-Party Claim for which the Indemnifying Party is conducting the defense, and shall use commercially reasonable efforts to make employees reasonably available during business hours on a mutually convenient basis for such purpose. (iv) A Loss relating to a Third-Party Claim shall be considered materialized (i) as of the date on which the relevant Third-Party Claim is finally resolved (a) by a final judgment, which cannot be appealed against, of a court or other tribunal of competent jurisdiction followed by the relevant cash disbursement, or (b) by a ratification of a final conclusive settlement, which cannot be appealed against followed by the relevant cash disbursement, or (ii) upon disbursement of any intermediary costs associated with the Third-Party Claim (including attorneys or expert fees, costs for rendering of guarantees, court or arbitrator’s fees, among others), which shall be due regardless of the Third Party Claim being still in course. In any such case, the Parties shall register Losses in the Graphic Account and such Losses shall be payable in accordance with the rules set forth in Section 7.8. 7.6 Existing Claims 7.6.1 All Third-Party Claims existing prior to the Closing Date are listed in Exhibit 6.2.24 (“Existing Claims”). The defense of all Existing Claims and Contingent Assets shall be conducted and managed by the counsel that is currently appointed by the Company, who can be changed or dismissed by the Company upon Seller’s prior and express consent (which shall not be unreasonably withheld, conditioned or delayed). The costs associated thereto shall be considered Losses indemnifiable by the Seller pursuant to this Agreement. The Seller shall have the right to participate in (including to intervene) the defense of any Existing Claim and Contingent Asset controlled by the Company in accordance with the provisions of this Section with counsel employed at its own expense. No compromise or settlement of any Existing Claim may be effected by the Company without the Seller’s consent (which shall not be unreasonably withheld, conditioned or delayed). 7.6.2 Notwithstanding the provisions of Section 7.6.1 above, the Exhibit 7.6.2 lists Existing Claims that due to the relevance of its nature, the amount involved, or its strategic importance to the Seller, shall be conducted and managed by the Seller, at its own discretion, at the expense of the Seller. The Buyer shall not, and shall cause the Company not to make any change to (i) the counsel representing the Company in connection to such Existing Claims, or (ii) the defense strategy, procedural acts or settlement discussions related thereto, without the Seller’s prior and express written approval (which shall not be unreasonably withhold, conditioned or delayed). Any modification made in breach of the foregoing shall automatically release the Seller

53 from any indemnification obligation under this Agreement with respect to any Losses arising out of, or in connection with, the Existing Claims listed in the Exhibit 7.6.2. Notwithstanding, the Seller undertakes to: (a) inform the Buyer regarding the defense strategy for such Existing Claims; (b) provide quarterly updates on the status of the proceedings, or whenever the Buyer requests an update; (c) make available copies of any and all documents related to the Existing Claims upon the Buyer’s reasonable request, and (d) not to settle any such Claims without the prior written consent of the Buyer (which shall not be unreasonably withheld, conditioned or delayed) if such settlement (x) represents confession or admission of guilt by the Company or the Subsidiaries, or (y) imposes an obligation to perform (obrigação de fazer) or not to perform (obrigação de não fazer) actions by the Company or the Subsidiaries. Failure by the Buyer to respond to the Seller’s notice requesting to approve such settlement within ten (10) days as from receipt thereof, shall be construed as the Buyer’s consent to Seller’s request. 7.7 Payment of a Loss 7.7.1 The payment of any indemnifications for Losses incurred by any Indemnified Party and owed pursuant to this Chapter 7 (Indemnification) shall be made directly by the Seller or the Buyer, as applicable, and be: (i) increased by the corresponding amount of any Taxes levied on such indemnification or its receipt by the Indemnified Party, so that the Indemnified Party receives, net of any Taxes, the amount that is owed to it as indemnification; and (ii) reduced to give appropriate effect to any benefits, expenses or reductions related to Taxes arising as a result of such Loss (including, but not limited to, the reduction of income Taxes due by virtue of the deduction of the relevant Loss from the Indemnified Person’s Tax basis) actually recovered with cash effects by the Indemnified Party. 7.7.2 Any indemnification payment made pursuant to this Chapter 7 (Indemnification) or otherwise payable to any Indemnified Party shall be treated by the Parties as an adjustment to the Purchase Price. 7.8 Graphic Account 7.8.1 For the purposes of control and monitoring, the Buyer shall keep and periodically update a notional account (the “Graphic Account”) in which all indemnifiable Losses suffered by the Indemnified Parties and all Contingent Assets credited in favor of the Company pursuant to this Agreement shall be recorded. 7.8.2 Each indemnifiable Loss shall be recorded on the date such Loss has materialized pursuant to Sections 7.5.1(iii), 7.5.1(iv) and 7.5.2(iv), in the amount corresponding to such Loss, and shall adjusted thereafter by the positive variation of the CDI Rate. 7.8.3 Each Contingent Asset shall be recorded on the date such Contingent Asset is received, monetized, offset or credited, with or without effective cash effect, pursuant to Section 7.9, in the amount corresponding to such Contingent Asset, and shall adjusted thereafter by the positive variation of the CDI Rate. 7.8.4 The Buyer shall record as credit in the Graphic Account all the amounts of the indemnifiable Losses effectively suffered by the Buyer’s Indemnified Parties. The

54 Buyer shall record as debit in the Graphic Account all the amounts of the indemnifiable Losses effectively suffered by the Seller’s Indemnified Parties and all the amounts credited to the Company as a result of (i) any Contingent Asset or (ii) the release or reimbursement of any provisional or non-definitive amount, such as deposits, advances, retainers or similar items, and intermediary costs associated with a Third-Party Claim (including attorneys or expert fees, costs for rendering of guarantees, court or arbitrator’s fees, among others) disbursed by the Seller in the benefit of the Company. 7.8.5 The Buyer shall provide to Seller a report on the Graphic Account fifteen (15) days after the end of each quarter following the Closing Date containing the description of each entry registered in the Graphic Account, the respective amounts and the balance of the Graphic Account in each such date. 7.8.6 The balance of the Graphic Account shall be paid by the Indemnifying Party to the Indemnified Party (a) on an annual basis, within thirty (30) days after each anniversary of the Closing Date, which shall be used as the reference date for purposes of this subsection (a), subject to the terms and conditions set forth in this Agreement; and/or (b) anytime if the balance of the Graphic Account surpasses [***]. 7.8.7 In case the Indemnifying Party fails to timely pay indemnification to the Indemnified Party pursuant to Section 7.8.6, the Indemnifying Party shall pay to the Indemnified Party the relevant indemnification amount adjusted by the variation of the CDI Rate as from the date on which it was due (included) until the date of its actual payment (excluded), plus a default interest at the rate of [***], and a late payment penalty corresponding to [***]. 7.9 Contingent Assets The Buyer shall pay to the Seller all the amounts (including by means of refund, credit, release of judicial deposits and guarantees and release in favor of the Company of any amounts from the Escrow Accounts) relating to acts and/or facts related to the period prior to (and including) the Closing Date that are effectively received, monetized, offset or credited, in any case with effective cash effect, by the Company, and to the benefit of the Company, until the termination date of the Seller’s obligation to indemnify as set forth in Section 7.2 and deriving (a) exclusively from the Claims listed in Exhibit 7.9, (b) the Escrow Accounts and/or (c) any indemnification recovered by the Company pursuant to Section 7.3.3 (“Contingent Assets”), net of any and all costs, defense costs, expenses and fees, and Taxes incurred by the Company for the conduct of the relevant Claims as of the Closing Date, that are finally resolved by a final judgment, which cannot be appealed against, of a court, arbitral tribunal or other tribunal of competent jurisdiction, or a ratification of a final conclusive settlement, which cannot be appealed against, subject to the following procedures: (i) all expenses, including attorneys' fees, expenses, court costs, and any other disbursements made in connection with the Contingent Assets shall be paid for and borne solely by the Seller, with no limitation; (ii) the conduct of any proceedings related to the Contingent Assets will be carried out by the Company under the direction of Seller, being certain that the Company will keep the Buyer informed of such proceedings until all the Contingent Assets are definitively settled by a final and unappealable decision. In this regard, the Buyer shall not, and shall cause the Company

55 not to make any change to (i) the counsel representing the Company in connection to such Contingent Assets, or (ii) the defense strategy, procedural acts or settlement discussions related thereto, without the Seller’s prior and express written approval; (iii) in the event that any Contingent Asset generates a potential tax credit, the decision to use or not such credit to settle any Tax payable will be made by the exclusively by the Buyer; and (iv) all Contingent Assets shall be accounted for in the Graphic Account and shall paid in accordance with the procedure set forth in Section 7.8 above. 8 Antitrust Condition 8.1.1 The Parties agree to submit the Transaction contemplated by this Agreement to CADE’s approval within twenty (20) days from execution hereof. 8.1.2 The Parties shall respond, as promptly as practicable, to the requirements and questions presented by CADE. Further, the Parties shall (i) promptly notify each other about and use its reasonable best efforts to accurately respond to any substantive communication made by CADE concerning the Transaction, including questionnaires, requests for clarifications or documents, (ii) provide each other with drafts of any oral or written submissions to be made to CADE reasonably in advance, so that the recipient has sufficient time to offer comments on the draft, and (iii) provide each other with copies of any documents to be submitted to CADE for the purposes of obtaining CADE’s approval. 8.1.3 The Parties agree that the Transaction will be submitted to CADE for review through a single filing that encompasses all interconnected and preparatory steps, including the B3 Transaction. The Parties shall jointly define the strategy to be adopted for the submission of the Transaction to CADE for review. The Buyer shall lead the submission of the Transaction to CADE, jointly with the Seller, and the Seller shall cooperate with the Buyer, undertaking to use its best reasonable efforts to make B3 to cooperate, in connection therewith, in particular by timely providing all information and documentation reasonably required for the filing or for responding to any requests for additional information issued by CADE, to the extent of the information specifically requested by CADE. Seller will be responsible for any additional costs arising from B3 Transaction, without prejudice to the provisions of clause 8.1.6 below on the division of filing fees and other costs relating to the submission of the Transaction to CADE. 8.1.4 Notwithstanding Section 8.1.2 and 8.1.3, the Buyer shall devise and control the strategy for seeking to secure the Antitrust Condition. The Buyer and the Company shall use their best reasonable efforts to satisfy the Antitrust Condition, and for the Closing to occur as soon as reasonably possible, but in any event prior to the Longstop Date. [***]. For the avoidance of doubt, (a) nothing is this Section 8.1.4 creates an obligation for Buyer of the Company to offer or accept any restrictions [***] in order to satisfy the Antitrust Condition, and (b) the refusal of Buyer to accept any restriction imposed by CADE [***], even if such refusal leads to the rejection of the Transaction by CADE, shall not trigger the payment of [***] the Delay Fee by the Buyer, nor shall trigger any kind of indemnification or other payment or reimbursement obligation by Buyer.

56 8.1.5 The Seller and the Company shall provide information and assistance to the Buyer as the Buyer may reasonably require in connection with the satisfaction of the Antitrust Condition. The Buyer (i) shall provide the Seller and its external counsels with copies of any submission, notices or application in draft form (with any confidential information redacted therefrom, with a complete copy to the Seller’s external counsel); (ii) shall provide the Seller an opportunity to timely review and comment on such submissions, notices or applications; and (iii) will allow the Seller’s counsel to participate in any substantive meetings or communications with CADE. 8.1.6 The filing fees and other costs relating to the submission of the Transaction to CADE shall be borne by the Buyer, Seller and B3 on an equal basis of one third (1/3) for each of the Parties and B3. Each of the Parties and B3 shall be responsible for the costs of legal fees of their respective legal advisors. 8.1.7 The Parties acknowledge that they will not exchange any competitively sensitive information, except pursuant to a clean team agreement or among outside counsel and independent advisors. 9 Non-Compete, Non-Solicitation and Information Rights 9.1 Non-Compete Seller, directly or indirectly, by itself, its Affiliates, or any interposed Person acting on its behalf, undertakes that, for a period of [***], it shall not, without the Buyer’s prior written consent, [***]. 9.1.1 Penalty In case of non-compliance with the Non-Compete obligation, a compensatory fine in the amount of [***] will be applicable which shall be the sole and exclusive compensation for losses and damages incurred and demanding compliance with the Non-Compete Regardless of the payment of the fine provided herein, Seller shall immediately cease the prohibited activity under this Section 9.1. 9.2 Non-Solicitation Seller, directly or indirectly, by itself, its Affiliates, or any interposed Person acting on its behalf, undertakes, for a period of [***], for their own benefit or that of Third-Parties, to refrain from: (i) hiring, soliciting, persuading, enticing or attempting to attract any Person listed in Exhibit 9.2; and (ii) inducing or convincing any relevant customer or supplier of the Company or its Subsidiaries to cease to do business with the Company (“Non-Solicitation”). [***]. 9.2.1 Penalty In case of non-compliance with the Non-Solicitation obligation, a compensatory fine in the amount of [***] will be applicable, as the case may be, which shall be the sole and exclusive compensation for losses and damages incurred and demanding compliance with the Non- Solicitation obligation. Regardless of the payment of the fine provided herein, the infringing Party shall immediately cease the prohibited activity under this Section 9.2. 9.3 Information Rights After the Closing, the Buyer shall, and shall cause the Company to, make available to the Seller, on a quarterly basis, within fifteen (15) Business Days following the end of each fiscal quarter, the financial information set forth in Exhibit 9.3, related to the calculation of the

57 earn-out payments related to the M&A payables as provided for in the agreements relating to the acquisition of [***]. Such provision of information shall cease immediately once no amounts are due by way of earn-out, provided that there is no dispute of any kind regarding such payment and/or the amounts involved. All information obtained by the Seller and its Representatives pursuant this Section shall be subject to the obligations set forth in Section 10 (Confidentiality). 10 Confidentiality 10.1 Confidentiality The Parties acknowledge that the terms of this Agreement will be made public, strictly to the extent required by applicable law and agreed between the Parties, as a result of, or for the purpose of, complying with regulatory obligations applicable to the Buyer as part of Evertec, Inc.’s economic group (including, without limitation, all regulatory requirements of the Securities and Exchange Commission and the New York Stock Exchange – NYSE). Exhibit 10.1 lists all Sections and information in this Agreement that shall be redacted for purposes of disclosing this Agreement. Notwithstanding the foregoing, if any Party is required to disclose any information pursuant to applicable Law, regulation, or order of a Governmental Authority, such Party shall, to the extent reasonably possible and subject always to applicable Law and any regulatory or stock-exchange requirements: (i) provide prior written notice to the other Party and to the Company, indicating the scope and nature of the required disclosure; and (ii) submit the draft of any disclosure to the other Party for its comments, it being understood that the Party having the obligation to disclose shall have no obligation to accept or incorporate any of the other Party’s comments. In addition, each Party and the Company individually undertakes to treat as strictly confidential and not to disclose to any Third-Party any and all information related to the other Parties and to the Company that each one may become aware of through the discussions relating to the Transaction contemplated in this Agreement, except for any information that: (i) is or will be in the public domain without breach of the confidentiality obligation referred to in this Section; (ii) was already known to the receiver of the information at the time such revelation occurred; or (iii) is lawfully received from Third-Parties who are not, in any way, subject to any confidentiality obligation towards the Parties and the Company. The Parties and the Company shall require their Representatives to comply with the confidentiality obligations set forth in this Section. The Parties and the Company agree that the Parties will disclose to the market a notice or material fact about the Transaction as they deem most appropriate in accordance with the applicable Laws, regulations or stock-exchange, without the need for prior approval from the other Party. Any disclosures to the market made by either Party pursuant to applicable Laws, regulations or stock-exchange rules shall not contain more detail regarding the Transaction than the information provided and discussed in good faith by the Parties, it being understood that the Parties shall further discuss and define the wording and the timeline for such disclosures, except to the extent any additional detail is required by such applicable Laws, regulations or rules. No press release or announcement regarding this Agreement shall be made by any Party and/or any of its Affiliates without the prior knowledge of the Parties, except as provided in the Section 10.1 or as may be required by applicable Law or regulations. 10.1.1 Term The confidentiality obligations set forth in this Section shall remain in effect during the term of this Agreement, surviving its termination for a period of [***].

58 11 Governing Law and Dispute Resolution 11.1 Governing Law This Agreement shall be governed by and construed in accordance with the Laws of the Federative Republic of Brazil, without giving effect to any conflict of laws provisions or rule (whether of the Federative Republic of Brazil or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the Federative Republic of Brazil. 11.2 Arbitration With the exception of liquid and certain obligations subject to judicial enforcement, any and all disputes or controversies arising from or relating to this Agreement involving either Party and the Company, including its interpretation, validity or termination (“Dispute”), shall be resolved by arbitration pursuant to Law No. 9,307, of September 23, 1996 (“Law 9,307/96”), to be administered by the Arbitration and Mediation Center of the Chamber of Commerce Brazil-Canada – CCBC (“Chamber”), in accordance with the arbitration rules in force at the time of the initiation of the arbitration (“Rules”). 11.2.1 The arbitration shall be seated in the City of São Paulo, State of São Paulo, where the award shall be rendered. 11.2.2 The arbitral tribunal shall be composed of one arbitrator, if Dispute involves the amount up to [***] or three arbitrators if the Dispute involves amount higher than [***] (“Arbitral Tribunal”). The Parties agree that, unless otherwise jointly determined, the amount in dispute shall be calculated in accordance with the following criteria: (i) Pecuniary Claims: the amount in dispute shall be equivalent to the principal amount claimed, plus accrued charges and any overdue amounts demonstrably due at the time the Request for Arbitration is filed. (ii) Declaratory, revisionary, or specific performance claims (including obligations to do or not to do): the amount in dispute shall reflect the estimated economic benefit sought by the claiming party. Such estimate may be supported by budgets, projected financial impacts, or other reasonable valuation methods. If no objective parameter is available, the annual contractual value of the underlying agreement may be used as a reference. (iii) Cumulative Claims: the amount in dispute shall correspond to the sum of the economic values of each request presented in the arbitration. (iv) Residual or discretionary criterion: if the amount in dispute cannot be reasonably quantified based on the criteria, or if, despite applying those criteria, the Parties do not agree on the amount in dispute for any reason, CCBC shall set a provisional amount in the early stages of the proceedings, in accordance with the Rules. The Arbitral Tribunal shall make the final decision on the amount in dispute and may subsequently adjust that amount if the value of the claims is later quantified or materially modified by the Arbitral Tribunal. 11.2.3 If the arbitration is to be conducted by a sole arbitrator, the Parties shall jointly appoint the arbitrator within the period established in the Rules. If the Parties do not reach agreement, the arbitrator shall be appointed by the CCBC, pursuant to the Rules. If Dispute is to be resolved by three arbitrators, each Party shall appoint one

59 arbitrator and the two arbitrators so appointed shall appoint, by mutual agreement, the third arbitrator, who shall act as President of the Arbitral Tribunal. 11.2.4 If the two advisors or arbitrators appointed by the Parties fail to appoint the sole arbitrator or third arbitrator, as the case may be, it shall be incumbent upon the Chamber to appoint, in accordance with the Rules. Any and all Disputes or omissions regarding the appointment of arbitrators by the parties shall be settled in accordance with the Rules. 11.2.5 If there is more than one claimant or more than one respondent, the claimants jointly and/or jointly respondents, shall appoint their respective co-arbitrator. In the absence of an agreement between the members of each group (claimants or respondents) to appoint any co-arbitrator, all arbitrators shall be appointed by the Chamber, pursuant to the Rules. 11.2.6 The award rendered by the Arbitral Tribunal shall be considered final, and shall be binding on the parties and their successors. The Parties reserve the right to appeal to the Judiciary for the sole purpose of: (i) enforcing decisions of the Arbitral Tribunal, including the arbitral award and any procedural orders; (ii) obtain urgent measures to protect or safeguard rights prior to the establishment of the Arbitral Tribunal or the sole arbitrator, as the case may be, without this being considered as a waiver of arbitration; (iii) plead for nullity of the arbitral award, pursuant to Law No. 9,307, of September 23, 1996, as amended; and (iv) any other actions admitted by Law No. 9,307/96, including actions for the commencement of the arbitration or request for a supplemental arbitral award. Any measure implemented or requested by the Judiciary shall be notified without delay by the party to the Arbitral Tribunal or the sole arbitrator, as the case may be, and the Arbitral Tribunal or sole arbitrator may review, grant, maintain or revoke the urgent measure. For these purposes, the Parties elect the jurisdiction of the Capital of the State of São Paulo, Brazil, to the exclusion of any other. The request for such judicial measures shall not be considered a waiver of this arbitration clause or arbitration as a Dispute resolution mechanism between the Parties. The enforcement of the arbitration award shall be primarily and initially sought in Brazil, in accordance with applicable Brazilian law. Enforcement in courts outside Brazil that have jurisdiction over the Parties’ assets may be requested on a subsidiary basis, to the extent strictly necessary to reach specific assets located outside Brazil that are not subject to Brazilian jurisdiction 11.2.7 No concurrent or overlapping enforcement proceedings shall be initiated or conducted in more than one jurisdiction. Any amounts recovered through enforcement proceedings in any jurisdiction shall be automatically credited and offset against the total amount of the arbitral award, and the enforcing party shall take all necessary steps to prevent double recovery, including promptly informing any competent court of amounts already recovered elsewhere. 11.2.8 The Parties undertake to keep the arbitration and its elements confidential (including allegations of the parties, evidence, awards and other statements of third parties and any other documents presented or exchanged in the course of the arbitral proceeding), except (i) if the disclosure of any information is required to comply with obligations imposed by law, regulatory authority or judicial decision; (ii) if the relevant information has been made public by any mean that does not represent a breach of this provision; or (iii) disclosure of such information is necessary for purposes of any judicial request admitted by or compatible with Law 9,307/96.

60 11.2.9 During the arbitration, the costs of the proceedings, including the administrative costs of the Chamber, arbitrator’s fees and independent expert’s fees, when applicable, shall be borne by the parties to the arbitration as per the Rules. The Arbitral Tribunal or the sole arbitrator, as the case may be, shall order the losing party to reimburse the winning party, according to the outcome of their respective claims and taking into account other circumstances that the arbitral tribunal may deem relevant, for the costs of the arbitration as well as other reasonable expenses incurred by the parties to the arbitration, including contractual attorney’s fees, expert’s fees and other expenses that may be necessary or useful for the arbitral proceedings. 11.2.10 The language of all acts of arbitration shall be Portuguese, and the laws of the Federative Republic of Brazil shall apply, provided that evidence may be produced in English without the need for translation. The Arbitral Tribunal or the sole arbitrator, as the case may be, shall not use the rules of equity nor decide the Disputes ex aequo et bono or as amiable compositeur. 11.2.11 In the event of a multiplicity of arbitration proceedings initiated under this Section, the rules for the consolidation of arbitration proceedings provided for in the Rules shall apply. 12 Term and Termination 12.1 Term This Agreement shall take effect on the date hereof and shall remain in force until all obligations have been performed and all rights contemplated herein have been exercised, or until all timeframes established for such purpose have expired, as applicable. 12.2 Termination Notwithstanding the foregoing, this Agreement may be terminated and the Transaction may be abandoned at any time before the Closing Date by: 12.2.1 either the Seller or the Buyer, if any Governmental Authority (including CADE) shall have issued an Order (which such Party shall have used its commercially reasonable efforts to resist, resolve or lift, as applicable) permanently prohibiting the Transaction, and such Order shall have become final or non-appealable; 12.2.2 either the Seller or the Buyer, if the Closing has not occurred on or before the Longstop Date; 12.2.3 by Buyer in the event of the occurrence of a Material Adverse Event; 12.2.4 by Buyer or Seller, as the case may be, upon occurrence of a Break-Up Event; or 12.2.5 by written agreement between the Parties. 12.3 Effect of Termination 12.3.1 Upon termination under Section 12.2 above, this Agreement shall thereafter become void and have no further force or effect, and all further obligations of the Parties under this Agreement shall terminate without further liability of any Party hereto to the other Party or Indemnified Party, except that (i) sections containing defined terms used in other surviving sections of this Agreement or in such defined terms (but in each case solely as to such definition), Section 1.3, Section 3.5, Chapter 10

61 (Confidentiality), Chapter 11 (Dispute Resolution and Governing Law) and Chapter 13 (Miscellaneous), shall each survive such termination and (ii) no such termination shall relieve any Party from liability for any pre-termination breach of any representation, warranty, or covenant contained herein. 12.3.2 Upon the occurrence of a Break-Up Event and termination of this Agreement, the Buyer shall pay to the Seller, or the Seller shall pay to the Buyer, as the case may be, the Break-Up Fee as compensation for any loss suffered by the Seller or the Buyer, as the case may be, in connection with the Transaction and this Agreement. 13 Miscellaneous 13.1 Guarantor The Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, with the Buyer all of the Buyer’s obligations now or hereafter existing under or in connection with the Agreement related to the payment of the Base Purchase Price and the payment of the Holdback Amount. The Guarantor shall be jointly and severally liable, as joint and primary obligor, for the full and timely compliance with all obligations of the Buyer as set forth in this Agreement related to the payment of the Base Purchase Price and the payment of the Holdback Amount. For that purpose, the Guarantor hereby irrevocably waives any right or privilege of order available, including those contemplated in Articles 364, 366, 821, 824, 827, 829, and 834 to 839 of the Civil Code and Articles 77 and 595 of the Code of Civil Procedure, related to the payment of the Base Purchase Price and the payment of the Holdback Amount. 13.2 Binding Effect With due respect to the provisions of Chapter 3 (Conditions Precedent), this Agreement constitutes an irrevocable and binding obligation of the Parties and their respective permitted successors and permitted assignees. 13.3 Expenses Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursement of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. 13.4 Specific Performance Without prejudice to any other rights or remedies that the Parties hereto may have, the Parties acknowledge that monetary compensation for damages alone will not be a sufficient remedy for any breach of this Agreement. Accordingly, the Parties agree that, in the event of any breach or threatened breach, each Party shall be entitled to specific performance of this Agreement, including injunctive relief to compel specific performance of the obligations hereunder. For the avoidance of doubt, the limitations in Section 7.3.1 shall not be taken into account in connection with the Seller’s or the Buyers’s right to specific performance of any covenant herein. 13.5 Severability Whenever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited, void, invalid or unenforceable under applicable Law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability without invalidating

62 the remaining provisions of this Agreement, which shall be given full effect without regard to the invalid provisions. 13.6 Entire Agreement This Agreement and its Exhibits constitute the entire agreement among the Parties on the matters referred to herein and supersede any and all previous agreements and understandings, oral or written, among the Parties and/or any of their Affiliates relating to the subject matter hereof. 13.7 Amendments No amendment to any of the terms or conditions set forth in this Agreement shall be of any effect unless it is made in writing and signed by each of the Buyer and the Seller. 13.8 Assignment None of the Parties shall be entitled to directly or indirectly assign or delegate any right or obligation arising out of this Agreement or related to it without the prior written consent of the Seller, in the case of the Buyer, or the Buyer, in the case of the Seller. 13.9 Benefit of the Parties. No Third-Party Beneficiaries 13.10 This Agreement is solely for the benefit of the Parties and no provision of this Agreement shall be deemed to confer upon any other Person any claim, cause of action, remedy or other right whatsoever. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement of any Person other than the Parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any Third-Party to any Party or give any Third-Party any right of subrogation or action against any Party. 13.11 Invalid Provisions Should any provision herein be deemed invalid, illegal or unenforceable in any aspect, the validity, legality or enforceability of the other provisions contained herein shall not be affected or hindered in any way as a result of such fact. The Buyer and the Seller shall negotiate, in good faith, the replacement of the invalid, illegal or unenforceable provision for valid, legal and enforceable provisions the economic effect and other relevant implications of which are as close as possible to the economic effect and other relevant implications of the invalid, illegal or unenforceable provision. 13.12 Waiver and Tolerance The Parties acknowledge that, except if otherwise provided for herein in writing: (i) the partial exercise, the non-exercise, the granting of a term, the forbearance or the delay in regard to any right granted to them by this Agreement and/or by Law shall not constitute renewal or waiver of such right, nor shall it impair its exercise in the future; (ii) the waiver of any right shall be interpreted in a restrict manner, and shall not be considered to be a waiver of any other right granted by this Agreement or by Law to any of the Parties; and (iii) any waivers shall only be considered as such if granted in writing. 13.13 Notices All notices under this Agreement shall be made in writing and shall be delivered by hand delivery or, by e-mail at the addresses indicated below, to the attention of the persons indicated below:

63 13.13.1 If to the Seller or the Company, before the Closing Date: [***] 13.13.2 If to the Buyer or the Company, after the Closing Date: [***] 13.13.3 All notices sent in accordance with this Section shall be deemed as having been delivered on the date of receipt thereof by the addressee at the correct address, except in case of notifications received outside of normal business hours, which shall be deemed to be received on the immediately subsequent Business Day. 13.14 Language This Agreement is executed in the English and Portuguese languages, and its Exhibits may be executed in English and/or Portuguese. In the event of any discrepancy or ambiguity between the English and Portuguese versions, the English version shall prevail. 13.15 Exhibits The Exhibits hereto shall constitute an integral part of this Agreement. In case of discrepancies between this Agreement and any Exhibits, the provisions of this Agreement shall prevail. 13.16 Electronic Signature The Parties acknowledge and agree that this Agreement is signed electronically by the Parties and witnesses, through the DocuSign platform or other, and produces the same legal effects as the hard copy signed, pursuant to Law No. 13,874/2019 and Decree No. 10,278/2020, and agree not to object its validity, content, authenticity, and integrity. The Parties also agree that this document may be signed by hand, electronically, or both forms indistinctly, even if through an electronic signature platform not accredited by the Brazilian Public Key Infrastructure (ICP-Brasil) and without certificate of digital signature, pursuant to Article 10, paragraph 2, of Provisional Measure No. 2,200-2/2001, such signature being accepted and admitted as valid by the Parties. IN WITNESS WHEREOF, the Parties and the consenting parties sign this Agreement with the 2 (two) witnesses below. São Paulo, February 2, 2026. (Remainder of this page intentionally left blank. Signature pages follow.)

64 (Signature page of the Share Purchase Agreement entered into by and between Evertec Brasil Informática S.A., as Buyer, TOTVS S.A., as Seller, Dimensa S.A., as intervening consenting party, and Evertec Group, LLC, as guarantor) Buyer: EVERTEC BRASIL INFORMÁTICA S.A. Seller: TOTVS S.A. _/s/ Dennis Herszkowicz _________ Name: Dennis Herszkowicz Position: Chief Executive Officer _/s/ Gilsomar Maia Sebastião _________ Nome: Gilsomar Maia Sebastião Position: Chief Financial Officer and Investor Relations Officer Intervening Consenting Party: DIMENSA S.A. Guarantor: EVERTEC GROUP, LLC _/s/Claudio Almeida Prado_________ Name: Claudio Almeida Prado Position: Executive Vice-President _/s/Claudio Almeida Prado_________ Name: Claudio Almeida Prado Position: Officer _/s/ Pilar Maria Bazterrica_________ Nome: Pilar Maria Bazterrica Position: Chief Executive Officer _/s/ Daniel Coifman Bergman _________ Name: Claudio Almeida Prado Position: Chief Executive Officer _/s/ Ricardo Folhas Capella _________ Nome: Ricardo Folhas Capella Position: Chief Financial Officer